Exhibit 10.22
APACHE CORPORATION
MONEY PURCHASE RETIREMENT PLAN

Effective January 1, 2008	Document prepared December 4, 2007

Table of Contents

ARTICLE I Definitions			1

1.1	Account		1
1.2	Account Owner		1
1.3	Affiliated Entity		1
1.4	Alternate Payee		1
1.5	Annual Addition		1
1.6	Code		2
1.7	Committee		2
1.8	Company		2
1.9	Company Contributions		2
1.10	Company Mandatory Contributions		2
1.11	Compensation		2
1.12	Covered Employee		4
1.13	Disability		4
1.14	Domestic Relations Order		4
1.15	Employee		4
1.16	ERISA		5
1.17	Five-Percent Owner		5
1.18	Highly Compensated Employee		5
1.19	Key Employee		5
1.20	Lapse in Apache Employment		5
1.21	Limitation Year		5
1.22	Non-Highly Compensated Employee		5
1.23	Non-Key Employee		6
1.24	Normal Retirement Age		6
1.25	Participant		6
1.26	Period of Service		6
1.27	Plan Year		6
1.28	QDRO		6
1.29	QJSA		6
1.30	QOSA		6
1.31	QPSA		6
1.32	Required Beginning Date		6
1.33	Spouse		7
1.34	Termination from Service Date		7
1.35	Valuation Date		7

ARTICLE II Participation			7

2.1	Participation		7
2.2	Enrollment Procedure		7

ARTICLE III Contributions		7

3.1	Company Contributions		7
3.2	Participant Contributions		8
3.3	Return of Contributions		8
3.4	Limitation on Annual Additions		8

ARTICLE IV Interests in the Trust Fund			9

4.1	Participants’ Accounts		9
4.2	Valuation of Trust Fund		9
4.3	Allocation of Increase or Decrease in Net Worth		10

ARTICLE V Amount of Benefits			10

5.1	Vesting Schedule.		10
5.2	Vesting After a Lapse in Apache Employment		11
5.3	Calculating Service		11
5.4	Forfeitures		12
5.5	Transfers — Portability		13

ARTICLE VI Distribution of Benefits			13

6.1	Beneficiaries		13
6.2	Distributable Amount		14
6.3	Manner of Distribution		14
6.5	Direct Rollover Election		17

ARTICLE VII Allocation of Responsibilities — Named Fiduciaries			18

7.1	No Joint Fiduciary Responsibilities		18
7.2	The Company		19
7.3	The Trustee		19
7.4	The Committee — Plan Administrator		19
7.5	Committee to Construe Plan		19
7.6	Organization of Committee		19
7.7	Agent for Process		19
7.8	Indemnification of Committee Members		20
7.9	Conclusiveness of Action		20
7.10	Payment of Expenses		20

ARTICLE VIII Trust Agreement — Investments			20

8.1	Trust Agreement		20
8.2	Plan Expenses		20
8.3	Investments		20

ARTICLE IX Termination and Amendment			21

9.1	Termination of Plan or Discontinuance of Contributions		21
9.2	Allocations upon Termination		21
9.3	Procedure Upon Termination of Plan		21
9.4	Amendment by Apache		22

ARTICLE X Plan Adoption by Affiliated Entities			22

10.1	Adoption of Plan		22
10.2	Agent of Affiliated Entity		22
10.3	Disaffiliation and Withdrawal from Plan		22
10.4	Effect of Disaffiliation or Withdrawal		22
10.5	Actions Upon Disaffiliation or Withdrawal		23

i	Document prepared December 4, 2007

ARTICLE XI Top-Heavy Provisions		23

11.1	Application of Top-Heavy Provisions	23
11.2	Determination of Top-Heavy Status	23
11.3	Special Vesting Rule	24
11.4	Special Minimum Contribution	24
11.5	Change in Top-Heavy Status	24

ARTICLE XII Miscellaneous		24

12.1	Right to Dismiss Employees — No Employment Contract	24
12.2	Claims Procedure.	24
12.3	Source of Benefits	26
12.4	Exclusive Benefit of Employees	26
12.5	Forms of Notices	26
12.6	Failure of Any Other Entity to Qualify	26
12.7	Notice of Adoption of the Plan	26
12.8	Plan Merger.	26
12.9	Inalienability of Benefits — Domestic Relations Orders	26
12.10	Payments Due Minors or Incapacitated Individuals	29
12.11	Uniformity of Application	29
12.12	Disposition of Unclaimed Payments	29
12.13	Applicable Law	30

ARTICLE XIII Uniformed Services Employment and Reemployment Rights Act of 1994		30

13.1	General	30
13.2	While a Serviceman	30
13.3	Expiration of USERRA Reemployment Rights	30
13.4	Return From Uniformed Service	31

Appendix A — Participating Companies
Appendix B — DEKALB Energy Company / Apache Canada Ltd.
Appendix C — Corporate Transactions

ii	Document prepared December 4, 2007

APACHE CORPORATION
MONEY PURCHASE RETIREMENT PLAN
PREAMBLE
Apache Corporation, a Delaware corporation (“Apache”), maintains this money purchase pension plan (the “Plan”), which is intended to be qualified under Code §401(a).
The Plan is hereby amended and restated as set forth below, effective January 1, 2008, except for those provisions that have their own specific effective dates.
Each Appendix to this Plan is a part of the Plan document. It is intended that an Appendix will be used to (1) describe which business entities are actively participating in the Plan, (2) describe any special participation, eligibility, vesting, or other provisions that apply to the employees of a business entity, (3) describe any special provisions that apply to Participants affected by a designated corporation transaction, and (4) describe any special distribution rules that apply to directly transferred benefits from other plans.
ARTICLE I Definitions
The following words and phrases shall have the meaning set forth below:
1.1	Account

“Account” means the account established pursuant to section 4.1.
1.2	Account Owner

“Account Owner” means a Participant who has an Account balance, an Alternate Payee who has an Account balance, or a beneficiary who has obtained an interest in the Account of the previous Account Owner because of the previous Account Owner’s death.
1.3	Affiliated Entity

“Affiliated Entity” means:
(a)	For all purposes of the Plan except those listed in subsection (b), the term “Affiliated Entity” means any legal entity that is treated as a single employer with Apache pursuant to Code §414(b), §414(c), §414(m), or §414(o).

(b)	For purposes of determining Annual Additions under section 1.5, limiting Annual Additions to a Participant’s Account under section 3.4, and construing the defined terms as they are used in sections 1.5 and 3.4 (such as “ Compensation” and “Employee”), the term “Affiliated Entity” means any legal entity that is treated as a single employer with Apache pursuant to Code §414(m) or §414(o), and any legal entity that would be an Affiliated Entity pursuant to Code §414(b) or §414(c) if the phrase “more than 50%” were substituted for the phrase “at least 80%” each place it occurs in Code §1563(a)(1).
1.4	Alternate Payee

“Alternate Payee” means a Participant’s Spouse, former spouse, child, or other dependent who is recognized by a QDRO as having a right to receive all, or a portion of, the benefits payable under this Plan with respect to such Participant.
1.5	Annual Addition

“Annual Addition” means the allocations to a Participant’s Account for any Limitation Year, as described in detail below.
(a)	Annual Additions shall include: (i) Company Contributions (except as provided in paragraphs (b)(iii) and (b)(v)) to this Plan and Company contributions to any other defined contribution plan maintained by the Company or any Affiliated Entity, (ii) after-tax contributions to any other defined contribution plan maintained by the Company or an Affiliated Entity; (iii) elective deferrals by the Participant, pursuant to Code §401(k), to any other defined contribution plan maintained by the Company or an

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Affiliated Entity; (iv) forfeitures allocated to a Participant’s Account in this Plan and any other defined contribution plan maintained by the Company or any Affiliated Entity (except as provided in paragraphs (b)(iii) and (b)(v) below); (v) all amounts paid or accrued to a welfare benefit fund as defined in Code §419(e) and allocated to the separate account (under the welfare benefit fund) of a Key Employee to provide post-retirement medical benefits; and (vi) contributions allocated on the Participant’s behalf to any individual medical account as defined in Code §415(l)(2).
(b)	Annual Additions shall not include: (i) rollovers to any defined contribution plan maintained by the Company or an Affiliated Entity; (ii) repayments of loans made to a Participant from a qualified plan maintained by the Company or any Affiliated Entity; (iii) repayments of forfeitures for rehired Participants, as described in Code §411(a)(7)(B) and §411(a)(3)(D); (iv) direct transfers of funds from one qualified plan to any qualified plan maintained by the Company or any Affiliated Entity; (v) repayments of forfeitures of missing individuals pursuant to section 12.12; or (vi) salary deferrals within the meaning of Code §414(u)(2)(C) or §414(v)(6)(B).
1.6	Code

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings in effect thereunder from time to time.
1.7	Committee

“Committee” means the administrative committee provided for in section 7.4.
1.8	Company

“Company” means Apache, any successor thereto, and any Affiliated Entity that adopts the Plan pursuant to Article X. Each Company is listed in Appendix A.
1.9	Company Contributions

“Company Contributions” means all contributions to the Plan made by the Company pursuant to section 3.1 for the Plan Year.
1.10	Company Mandatory Contributions

“Company Mandatory Contributions” means all contributions to the Plan made by the Company pursuant to subsection 3.1(a) for the Plan Year.
1.11	Compensation

“Compensation” means:
(a)	Compensation for Annual Additions.
(i)	Items Included. For purposes of determining the limitation on Annual Additions under section 3.4, Compensation means those amounts reported as “wages, tips, other compensation” on Form W-2 by Apache or an Affiliated Entity elective contributions that would have been reported as “wages, tips, other compensation” on Form W-2 by Apache or an Affiliated Entity but for an election under Code §125(a), §132(f)(4), §402(e)(3), §402(h)(1)(B), §402(k), or §457(b). The Plan shall ignore any rules that limit the remuneration included in “wages, tips, other compensation” based on the nature or location of the employment or the services performed.
(ii)	Timing Restrictions. Compensation includes amounts that are paid or made available to the Participant during the Limitation Year. Compensation does not include amounts paid after a Participant’s termination of employment except that Compensation does include (A) amounts included in the final payment of his regular compensation for services provided before his termination (including regular pay, overtime, shift differential, commissions, bonuses, and similar payments), but only if the amounts are paid during the Limitation Year in which the termination occurred or, if later, within 2 1/2 months of his termination, (B) the cash-out of any paid time off that the former employee would have been able to use had his employment continued, but only if such amount is paid during the Limitation Year in which the termination occurs or, if later, within 2 1/2 months of his termination, and (C) payments from an unfunded nonqualified deferred compensation plan (1) that are includible in the Participant’s gross income

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(2) that are paid during the Limitation Year in which the termination occurred or, if later, within 2 1/2 months of the termination, and (3) that would have been paid on such date(s) if the Participant had continued in employment.
(b)	Compensation for Top-Heavy Minimum Contributions and Identifying Highly Compensated Employees and Key Employees. For purposes of determining the minimum contribution under section 11.4 when the Plan is top-heavy, and for identifying Highly Compensated Employees and Key Employees, Compensation means the amounts that would included as Compensation under subsection (a) if every occurrence of the phrase “Limitation Year” were replaced by the phrase “Plan Year.”

(c)	Benefit Compensation. For purposes of determining and allocating Company Mandatory Contributions under paragraphs 3.1(a)(i) and 3.1(a)(ii), Compensation generally means regular compensation paid by the Company.
(i)	Inclusions. Specifically, Compensation includes:
(A)	Regular salary or wages,

(B)	Overtime pay,

(C)	The regular annual bonus (unless all or a portion is excluded by the Committee before the regular annual bonus is paid) and any other bonus designated by the Committee,

(D)	Salary reductions pursuant to the Apache Corporation 401(k) Savings Plan,

(E)	Salary reductions that are excludable from an Employee’s gross income pursuant to Code §125 or §132(f)(4), and

(F)	Amounts contributed as salary deferrals to the Non-Qualified Retirement/Savings Plan of Apache Corporation’.
(ii)	Exclusions. Compensation excludes:
(A)	Commissions,

(B)	Severance pay,

(C)	Moving expenses,

(D)	Any gross-up of moving expenses to account for increased income or employment taxes,

(E)	Foreign service premiums paid as an inducement to work outside of the United States,

(F)	Credits or benefits under this Plan and credits or benefits under the Apache Corporation 401(k) Savings Plan (except as provided in subparagraph (i)(D)),

(G)	Other contingent compensation,

(H)	Any amount relating to the granting of a stock option by the Company or an Affiliated Entity, the exercise of such a stock option, or the sale or deemed sale of any shares thereby acquired,

(I)	Contributions to any other fringe benefit plan (including, but not limited to, overriding royalty payments or any other exploration-related payments),

(J)	Any bonus other than a bonus described in subparagraph 1.11(c)(i)(C), and

(K)	Except as provided under subparagraph (i)(F), any benefit accrued under, or any payment from, any nonqualified plan of deferred compensation.
(iii)	Timing Issues. Compensation includes amounts that are paid to the Employee during that portion of a Plan Year while the Employee is a Covered Employee. Compensation does not include amounts paid after an Employee’s termination of employment, except that Compensation does include (A) amounts included in the final payment of his regular compensation for services provided before his termination (including regular pay, overtime, shift differential, commissions, bonuses, and similar payments), but only if the amounts are paid

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during the Plan Year in which the termination occurred or, if later, within 2 1/2 months of his termination and (B) any cash-out of accrued vacation time that the former employee would have been able to use had he continued in employment that is paid to him during the Plan Year in which the termination occurred or, if later, within 2 1/2 months of his termination.
(d)	Limit on Compensation. For all purposes of subsection (a), for purposes of calculating the minimum contribution required in top-heavy years under subsection (b), and for all purposes of subsection (c), the Compensation taken into account for the Plan Year shall not exceed the dollar limit specified in Code §401(a)(17) in effect for the Plan Year or Limitation Year.
1.12	Covered Employee

“Covered Employee” means any Employee of the Company, with the following exceptions.
(a)	Any individual directly employed by an entity other than the Company shall not be a Covered Employee, even if such individual is considered a common-law employee of the Company or is treated as an employee of the Company pursuant to Code §414(n).

(b)	An Employee shall not be a Covered Employee unless he is either based in the U.S. or on the U.S. payroll.

(c)	An Employee included in a unit of Employees covered by a collective bargaining agreement shall not be a Covered Employee unless the collective bargaining agreement specifically provides for such Employee’s participation in the Plan.

(d)	An Employee whose job is classified as “temporary” shall be a Covered Employee only after he has worked for the Company and Affiliated Entities for six consecutive months.

(e)	An Employee shall not be a Covered Employee while he is classified as an “intern,” a “consultant,” or an “independent contractor.” An Employee may be classified as an “intern” only if he is currently enrolled (or the Company expects him to be enrolled within the next 12 months) in a high school, college, or university. An Employee may be classified as an intern even if he does not receive academic course credit from his school for this employment with the Company.

(f)	An individual who is employed pursuant to a written agreement with an agency or other third party for a specific job assignment or project shall not be a Covered Employee.
1.13	Disability

“Disability” means a physical or mental condition that qualifies the Employee for long-term disability payments under Apache’s Long-Term Disability Plan.
1.14	Domestic Relations Order

“Domestic Relations Order” means any judgment, decree, or order (including approval of a property settlement agreement) issued by a court of competent jurisdiction that relates to the provisions of child support, alimony, or maintenance payments, or marital property rights to a Participant’s Spouse, former spouse, child, or other dependent and is made pursuant to a state domestic relations law (including a community property law).
1.15	Employee

“Employee” means each individual who performs services for the Company or an Affiliated Entity and whose wages are subject to withholding by the Company or an Affiliated Entity. The term “Employee” includes only individuals currently performing services for the Company or an Affiliated Entity, and excludes former Employees who are still being paid by the Company or an Affiliated Entity (whether through the payroll system, through overriding royalty payments, through exploration-related payments, severance, or otherwise). The term “Employee” also includes any individual who provides services to the Company or an Affiliated Entity pursuant to an agreement between the Company or an Affiliated Entity and a third party that employs the individual, but only if the individual has performed such services for the Company or an Affiliated Entity on a substantially full-time basis for at least one year and only if the services are performed under the primary direction or control by the Company or an Affiliated Entity; provided, however, that if the individuals included as Employees pursuant to the first part of this sentence constitute 20% or less of the

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Non-Highly Compensated Employees of the Company and Affiliated Entities, then any such individuals who are covered by a qualified plan that is a money purchase pension plan that provides a nonintegrated employer contribution rate for each participant of at least 10% of compensation, that provides for full and immediate vesting, and that provides immediate participation for each employee of the third party (other than those who perform substantially all of their services for the third party and other than those whose compensation from the third party during each of the four preceding plan years was less than $1000) shall not be considered an Employee.

1.16	ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings in effect thereunder from time to time.

1.17	Five-Percent Owner

“Five Percent Owner” means:
(a)	With respect to a corporation, any individual who owns (either directly or indirectly according to the rules of Code §318) more than 5% of the value of the outstanding stock of the corporation or stock processing more than 5% of the total combined voting power of all stock of the corporation.

(b)	With respect to a non-corporate entity, any individual who owns (either directly or indirectly according to rules similar to those of Code §318) more than 5% of the capital or profits interest in the entity.

(c)	An individual shall be a Five-Percent Owner for a particular year if such individual is a Five-Percent Owner at any time during such year.
1.18	Highly Compensated Employee

“Highly Compensation Employee” means, for each Plan Year, an Employee who (a) was in the “top-paid group” during the immediately preceding Plan Year and had Compensation of $80,000 (as adjusted by the Secretary of the Treasury) or more during the immediately preceding Plan Year, or (b) is a Five-Percent Owner during the current Plan Year, or (c) was a Five-Percent Owner during the immediately preceding Plan Year. The term “top-paid group” means the top 20% of Employees when ranked on the basis of Compensation paid during the year. In determining the number of Employees in the top-paid group, the Committee may elect to exclude Employees with less than six (or some smaller number of) months of service at the end of the year, Employees who normally work less than 17 1/2 (or some fewer number of) hours per week, Employees who normally work less than six (or some fewer number of) months during any year, Employees younger than 21 (or some younger age) on the last day of the year, and Employees who are nonresident aliens who receive no earned income (within the meaning of Code §911(d)(2)) from Apache or an Affiliated Entity that constitutes income from sources within the United States, within the meaning of Code §861(a)(3). Furthermore, an Employee who is a nonresident alien who receives no earned income (within the meaning of Code §911(d)(2)) from Apache or an Affiliated Entity that constitutes income from sources within the United States (within the meaning of Code §861(a)(3)) during the year shall not be in the top-paid group for that year.

1.19	Key Employee

“Key Employee” means an individual described in Code §416(i)(1) and the regulations promulgated thereunder.

1.20	Lapse in Apache Employment

“Lapse in Apache Employment” has the meaning described in subsection 5.3(c).

1.21	Limitation Year

“Limitation Year” means the calendar year.

1.22	Non-Highly Compensated Employee

“Non-Highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

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1.23	Non-Key Employee

“Non-Key Employee” means an Employee who is not a Key Employee.

1.24	Normal Retirement Age

“Normal Retirement Age” means age 65.

1.25	Participant

“Participant” means any individual with an account balance under the Plan except beneficiaries and Alternate Payees. The term “Participant” shall also include any individual who has accrued a benefit pursuant to subsection 3.1(a), but who does not yet have an Account balance.

1.26	Period of Service

“Period of Service” has the meaning described in subsection 5.3(a).

1.27	Plan Year

“Plan Year” means the 12-month period on which the records of the Plan are kept, which shall be the calendar year.

1.28	QDRO

“QDRO,” which is an acronym for qualified domestic relations order, means a Domestic Relations Order that creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan and with respect to which the requirements of Code §414(p) and ERISA §206(d)(3) are met.

1.29	QJSA

“QJSA,” which is an acronym for qualified joint and survivor annuity, means:
(a)	For a married Participant, a QJSA is an annuity that will provide equal monthly payments to the Participant for life, and if the Participant dies before his Spouse, the surviving Spouse shall receive monthly payments for her life, with each monthly payment equal to 50% of the monthly payment that the Participant received before his death.

(b)	For an unmarried Participant, a QJSA is an annuity that will provide equal monthly payments to the Participant for life.
1.30	QOSA

“QOSA,” which is an acronym for qualified optional survivor annuity, means an annuity that will provide equal monthly payments to the Participant for life, and if the Participant dies before his Spouse, the surviving Spouse receives monthly payments for the rest of her life, with each monthly payment equal to 75% of the monthly payment that the Participant received before his death.

1.31	QPSA

“QPSA,” which is an acronym for qualified pre-retirement survivor annuity, means an annuity that will provide equal monthly payments to the surviving Spouse of a Participant, for the life of the surviving Spouse.

1.32	Required Beginning Date

“Required Beginning Date” means:
(a)	Excepted as provided in subsections (b) and (c), Required Beginning Date means April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant terminates employment with Apache and all Affiliated Entities.

(b)	For a Participant who is both an Employee and a Five-Percent Owner of Apache or an Affiliated Entity, the term “Required Beginning Date” means April 1 of the calendar year following the calendar year in which the Five-Percent Owner attains age 70 1/2. If an Employee older than 70 1/2 becomes a

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Five-Percent Owner, his Required Beginning Date shall be April 1 of the calendar year following the calendar year in which he becomes a Five-Percent Owner.

(c)	If a Participant is rehired after his Required Beginning Date, and he is not a Five-Percent Owner, he shall be treated upon rehire as if he has not yet had a Required Beginning Date, with the result that his minimum required distributions under subsection 6.4(c) will be zero until his new Required Beginning Date. His new Required Beginning Date shall be determined pursuant to subsection (a).
1.33	Spouse

“Spouse” means the individual of the opposite sex to whom a Participant is lawfully married according to the laws of the state of the Participant’s domicile.

1.34	Termination from Service Date

“Termination from Service Date” has the meaning described in subsection 5.3(b).

1.35	Valuation Date

“Valuation Date” means the last day of each Plan Year and any other dates as specified in section 4.2 as of which the assets of the Trust Fund are valued at fair market value and as of which the increase or decrease in the net worth of the Trust Fund is allocated among the Participants’ Accounts.
ARTICLE II Participation
2.1	Participation.

Each Covered Employee shall be eligible to participate in the Plan on the day he becomes a Covered Employee. A Covered Employee shall cease to accrue benefits in the Plan on the day he ceases to be a Covered Employee.

2.2	Enrollment Procedure.

Notwithstanding section 2.1, a Covered Employee shall not be eligible to participate in the Plan until after completing the enrollment procedures specified by the Committee. Such enrollment procedures may, for example, require the Covered Employee to complete and sign an enrollment form or to complete an on-line enrollment. The Covered Employee shall provide all information requested by the Committee, such as the initial investment direction, the address and date of birth of the Employee, and the name, address, and date of birth of each beneficiary of the Employee. The Committee may require that the enrollment procedure be completed a certain number of days prior to the date any Company Contribution is allocated to the Covered Employee’s Account.
ARTICLE III Contributions
3.1	Company Contributions.
(a)	Company Mandatory Contributions.
(i)	General. For each Plan Year, the Company shall contribute to the Trust Fund such amount of Company Mandatory Contributions as are necessary to fund the allocations described in this subsection. The Company may elect to treat any available forfeitures as Company Mandatory Contributions, pursuant to subsection 5.4(d).

(ii)	Regular Allocation. Each “eligible Participant” shall receive an allocation of Company Mandatory Contributions equal to 6% of the eligible Participant’s Compensation. For purposes of this subsection, an “eligible Participant” is a Participant who received credit for one Hour of Service as a Covered Employee during the Plan Year and who is employed by the Company or an Affiliated Entity on the last day of the Plan Year.
(b)	Miscellaneous Contributions.
(i)	Forfeiture Restoration. The Company may make additional contributions to the Plan to restore amounts forfeited from the Accounts of certain rehired Participants, pursuant to section 5.4.

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This additional contribution shall be required only when the available forfeitures are insufficient to restore such forfeited amounts, as described in subsection 5.4(d).

(ii)	Top-Heavy Contribution. The Company may make additional contributions to the Plan to satisfy the minimum contribution required by section 11.4. The Company may elect to use any available forfeitures for this purpose, pursuant to subsection 5.4(d).

(iii)	Missing Individuals. The Company may make additional contributions to the Plan to restore the forfeited benefit of any missing individual, pursuant to section 12.12. This additional contribution shall be required only when the available forfeitures are insufficient to restore such forfeited amounts, as described in subsection 5.4(d).

(iv)	Returning Servicemen. The Company may make additional contributions to the Plan to provide make-up contributions for returning servicemen, pursuant to section 13.4. The Company may elect to use any available forfeitures for this purpose, pursuant to subsection 5.4(d).
(c)	Contributions Contingent on Deductibility. The Company Contributions for a Plan Year (excluding forfeitures and contributions pursuant to paragraph 3.1(b)(iv)) shall not exceed the amount allowable as a deduction for Apache’s taxable year ending with or within the Plan Year pursuant to Code §404. Company Contributions (excluding contributions pursuant to paragraph 3.1(b)(iv) and any special contributions described in any paragraph of subsection 3.1(a) after paragraph (ii)) shall be paid to the Trustee no later than the due date (including any extensions) for filing the Company’s federal income tax return for such year. Company Contributions shall be made without regard to current or accumulated earnings and profits. The Company shall pay Company Contributions to the Trust Fund in the form of cash.
3.2	Participant Contributions.

Participants may not contribute to this Plan. The Plan does not accept rollovers or direct transfers.

3.3	Return of Contributions.
(a)	Mistake of Fact. Upon the request of the Company, the Trustee shall return to the Company any Company Contribution made under a mistake of fact. The Trustee may not return any such contribution later than one year after the Trustee received the contribution. The amount returned shall not exceed the excess of the amount contributed (reduced to reflect any decrease in the net worth of the appropriate Accounts attributable thereto) over the amount that would have been contributed without the mistake of fact. Appropriate reductions shall be made in the Accounts of Participants to reflect the return of any contributions previously credited to such Accounts.

(b)	Non-Deductible Contributions. Upon the request of the Company, the Trustee shall return to the Company any Company Contribution that is not deductible under Code §404. All contributions under the Plan are expressly conditioned upon their deductibility for federal income tax purposes. The amount that shall be returned shall be the excess of the amount contributed (reduced to reflect any decrease in the net worth of the appropriate Accounts attributable thereto) over the amount that would have been contributed if there had not been a mistake in determining the deduction. Appropriate reductions shall be made in the Accounts of Participants to reflect the return of any contributions previously credited to such Accounts. Any contribution conditioned on its deductibility shall be returned only if it is returned within one year after it is disallowed as a deduction.

(c)	Effect of Correction. A contribution shall be returned under subsection (a) or (b) only to the extent that its return will not reduce the Account of a Participant to an amount less than the balance that would have been credited to the Participant’s Account had the contribution not been made.
3.4	Limitation on Annual Additions.
(a)	Limit. The Annual Additions to a Participant’s Account(s) in this Plan and to his accounts in any other defined contribution plans maintained by the Company or an Affiliated Entity for any Limitation Year shall not exceed in the aggregate the lesser of (i) $40,000 (as adjusted by the Secretary of the Treasury), or (ii) 100% of the Participant’s Compensation. The limit in clause (ii) shall not apply to any contribution for medical benefits (within the meaning of Code §419A(f)(2)) after separation from service that is treated as an Annual Addition.

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(b)	Corrective Mechanism.
(i)	Reduction in Annual Additions. A Participant’s Annual Additions shall be reduced, to the extent necessary to satisfy the foregoing limits, if the Annual Additions arose as a result of a reasonable error in estimating Compensation, as a result of the allocation of forfeitures, or as a result of other facts and circumstances as provided in the regulations under Code §415.

(ii)	Order of Reduction, Multiple Plans. Apache also maintains the Apache Corporation 401(k) Savings Plan, a profit sharing plan containing a cash or deferred arrangement. The Participant’s Annual Additions shall be reduced, to the extent necessary, in the following order. First, to the extent that the Annual Additions in a single plan exceed the limits of subsection (a), the Annual Additions in that plan shall be reduced, in the order specified in that plan, to the extent necessary to satisfy the limits of subsection (a). Then, if the Participant has Annual Additions in more than one plan and in the aggregate they exceed the limits of subsection (a), the Annual Additions will be reduced as follows.
(A)	If the Participant was eligible to participate in the Non-Qualified Retirement/Savings Plan of Apache Corporation on the last day of the Plan Year in which the excess Annual Addition occurred, the Annual Additions to this Plan will be reduced before the Annual Additions to the Apache Corporation 401(k) Savings Plan are reduced, in the order specified in that plan.

(B)	If the Participant was not eligible to participate in the Non-Qualified Retirement/Savings Plan of Apache Corporation on the last day of the Plan Year in which the excess Annual Addition occurred, the Annual Additions to the Apache Corporation 401(k) Savings Plan shall be reduced, in the order specified in that plan before the Annual Additions to this Plan are reduced.
(iii)	Disposition of Excess Annual Additions. Any reduction of Company Contributions shall be placed in a suspense account in the Trust Fund and used to reduce future Company Contributions to the Plan. The following rules shall apply to such suspense account: (A) no further Company Contributions may be made if the allocation thereof would be precluded by Code §415; (B) any increase or decrease in the net value of the Trust Fund attributable to the suspense account shall not be allocated to the suspense account, but shall be allocated to the Accounts; and (C) all amounts held in the suspense account shall be allocated as of each succeeding allocation date on which forfeitures may be allocated pursuant to subsection 5.4(d) (and may be allocated more frequently if the Committee so directs), until the suspense account is exhausted.
ARTICLE IV Interests in the Trust Fund
4.1	Participants’ Accounts.

The Committee shall establish and maintain a separate Account in the name of each Participant, but the maintenance of such Accounts shall not require any segregation of assets of the Trust Fund. Each Account shall contain the Company Contributions allocated to the Participant and the increase or decrease in the net worth of the Trust Fund attributable to such contributions.

4.2	Valuation of Trust Fund.
(a)	General. The Trustee shall value the assets of the Trust Fund at least annually as of the last day of the Plan Year, and as of any other dates determined by the Committee, at their current fair market value and determine the net worth of the Trust Fund. In addition, the Committee may direct the Trustee to have a special valuation of the assets of the Trust Fund when the Committee determines, in its sole discretion, that such valuation is necessary or appropriate or in the event of unusual market fluctuations of such assets. Such special valuation shall not include any contributions made by Participants since the preceding Valuation Date, any Company Contributions for the current Plan Year, or any unallocated forfeitures. The Trustee shall allocate the expenses of the Trust Fund occurring since the preceding Valuation Date, pursuant to section 8.2, and then determine the increase or decrease in the net worth of the Trust Fund that has occurred since the preceding Valuation Date. The Trustee shall

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determine the share of the increase of decrease that is attributable to the non-separately accounted for portion of the Trust Fund and to any amount separately accounted for, as described in subsections (b) and (c).
(b)	Mandatory Separate Accounting. The Trustee shall separately account for (i) any individually directed investments permitted under section 8.3, and (ii) amounts subject to a Domestic Relations Order.

(c)	Permissible Separate Accounting. The Trustee may separately account for the following amounts to provide a more equitable allocation of any increase or decrease in the net worth of the Trust Fund:
(i)	The distributable amount of a Participant, including any amount distributable to an Alternate Payee or to a beneficiary of a deceased Participant; and

(ii)	Company Contributions made since the preceding Valuation Date;

(iii)	Any other amounts for which separate accounting will provide a more equitable allocation of the increase or decrease in the net worth of the Trust Fund.
4.3	Allocation of Increase or Decrease in Net Worth.

The Committee shall, as of each Valuation Date, allocate the increase or decrease in the net worth of the Trust Fund that has occurred since the preceding Valuation Date between the non-separately accounted for portion of the Trust Fund and the amounts separately accounted for that are identified in subsections 4.2(b) and 4.2(c). The increase or decrease attributable to the non-separately accounted for portion of the Trust Fund shall be allocated among the appropriate Accounts in the ratio that the dollar value of each such Account bore to the aggregate dollar value of all such Accounts on the preceding Valuation Date after all allocations and credits made as of such date had been completed. The Committee shall then allocate any amounts separately accounted for (including the increase or decrease in the net worth of the Trust Fund attributable to such amounts) to the appropriate Account.
ARTICLE V Amount of Benefits
5.1	Vesting Schedule.
(a)	General Rule. Unless subsection (b), (c), or (d) provide for faster vesting, a Participant’s interest in his Account shall become vested in accordance with the following schedule:

Period of Service	Vesting Percentage
Less than 1 year	0%
At least 1 year, but less than 2 years	20%
At least 2 year, but less than 3 years	40%
At least 3 year, but less than 4 years	60%
At least 4 year, but less than 5 years	80%
5 or more years	100%
(b)	Full Vesting in Certain Circumstances. A Participant shall have a fully vested and nonforfeitable interest in his Account (i) upon his Normal Retirement Age if he is an Employee on such date, (ii) upon his death while an Employee or while on an approved leave of absence from the Company or an Affiliated Entity, or (iii) upon his termination of employment with the Company or an Affiliated Entity because of a Disability.

(c)	Change of Control. The Accounts of all Participants shall be fully vested as of the effective date of a “change in control.” For purposes of this subsection, a “change of control” shall mean the event occurring when a person, partnership, or corporation, together with all persons, partnerships, or corporations acting in concert with each person, partnership, or corporation, or any or all of them, acquires more than 20% of Apache’s outstanding voting securities; provided that a change of control shall not occur if such persons, partnerships, or corporations acquiring more than 20% of Apache’s voting securities is solicited to do so by Apache’s board of directors, upon its own initiative, and such persons, partnerships, or corporations have not previously proposed to acquire more than 20% of Apache’s voting securities in an unsolicited offer made either to Apache’s board of directors or directly to the stockholders of Apache.

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(d)	Plan Termination. A Company Contributions Account shall be fully vested as described in section 9.1, which discusses the full or partial termination of the Plan.
5.2	Vesting After a Lapse in Apache Employment.
(a)	Separate Accounts. If a Participant is rehired before incurring a one-year Lapse in Apache Employment, he shall have only one Account, and its vested percentage shall be determined under section 5.1. If a Participant is rehired after incurring a one-year Lapse in Apache Employment, he shall have two Accounts, an “old” Account for the contributions from his earlier episode of employment, and a “new” Account for his later episode of employment. If both the old and new Accounts are fully vested, they shall be combined into a single Account.

(b)	Vesting of New Account. This subsection is effective January 1, 2006. The vested percentage of the new Account shall be determined based on all the Participant’s Periods of Service.

(c)	Vesting of Old Account. If the Participant’s Lapse in Apache Employment was for five years or longer, the vested percentage of the old Account shall be based solely on the Participant’s Period of Service from his first episode of employment. If the Participant’s Lapse in Apache Employment was for less than five years, the vested percentage of the old Account shall be determined by aggregating his Periods of Service from both episodes of employment.
5.3	Calculating Service.
(a)	Period of Service.
(i)	General. A Participant’s Period of Service prior to January 1, 2005 shall be determined according to the provisions of the Plan in effect when the service was rendered. A Participant’s Period of Service begins on the date he first begins to perform duties as an Employee for which he is entitled to payment, and ends on his Termination From Service Date. In addition, a Participant’s Period of Service also includes the period between his Termination From Service Date and the day he again begins to perform duties for the Company or an Affiliated Entity for which he is entitled to payment, but only if such period is less than one year in duration.

(ii)	Additional Rules. The service-crediting provisions in this paragraph are more generous than required by the Code.
(A)	Leased Employees. For vesting purposes only, the Plan shall treat an individual as an Employee if he satisfies all the requirements specified in Code §414(n)(2) for being a leased employee of Apache’s or an Affiliated Entity’s, except for the requirement of having performed such services for at least one year.

(B)	Approved Leave. If the Employee is absent from the Company or Affiliated Entity for more than one year because of an approved leave of absence (either with or without pay) for any reason (including, but not limited to, jury duty) and the Employee returns to work at or prior to the expiration of his leave of absence, no Termination From Service Date will occur during the leave of absence.

(C)	Servicemen. See Article XIII for special provisions that apply to Servicemen.

(D)	Corporate Transactions. See Appendix C for instances in which a new Employee’s Period of Service includes his prior employment with another company.

(E)	Contractors. If an “eligible contractor” becomes an Employee, his Period of Service shall include his previous continuous service as an eligible contractor, excluding any service provided before 2003. An “eligible contractor” is an individual who (A) performed services for Apache or an Affiliated Entity on a substantially full-time basis in the capacity of an independent contractor (for federal income tax purposes); (B) became an Employee within a month of ceasing to be an independent contractor working full-time for Apache or an Affiliated Entity; and (C) notified the Plan of his prior service as an independent contractor within two months of becoming an Employee (or, if later, by February 28, 2006 or such other deadline established by the Committee).

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(b)	Termination From Service Date.
(i)	Usual Rule. If the Employee quits, is discharged, retires, or dies, his Termination From Service Date occurs on the last day the Employee performs services for the Company or an Affiliated Entity, except for an Employee who incurs a Disability, in which case his Termination From Service Date does not occur, even if he quits, until the earlier of the one-year anniversary of the date his Disability or the date he recovers from his Disability.

(ii)	Other Absences. If an Employee is absent from the Company and Affiliated Entities for any reason other than a quit, discharge, or retirement, his “Termination From Service Date” is the earlier of (A) the date he quits, is discharged, retires, or dies, or (B) one year from the date the Employee is absent from the Company or Affiliated Entity for any other reason (such as vacation, holiday, sickness, disability, leave of absence, or temporary lay-off), with the following exception. If the Employee is absent from the Company or Affiliated Entity because of parental leave (which includes only the pregnancy of the Employee, the birth of the Employee’s child, the placement of a child with the Employee in connection with adoption of such child by the Employee, or the caring for such child immediately following birth or placement) on the first anniversary of the day the Employee was first absent, his Termination From Service Date does not occur until the second anniversary of the day he was first absent (and the period between the first and second anniversaries of the day he was first absent shall not be counted in his Period of Service).
(c)	Lapse in Apache Employment. A Lapse in Apache Employment means the period commencing on an individual’s Termination from Service Date and ending on the date he again begins to perform services as an Employee.
5.4	Forfeitures.
(a)	Exceptions to the Vesting Rules. The following rules supersede the vesting rules of section 5.1.
(i)	Excess Annual Additions. Annual Additions to a Participant’s Accounts and any increase or decrease in the net worth of the Participant’s Accounts attributable to such Annual Additions may be reduced to satisfy the limits described in section 3.4. Any reduction shall be used as specified in section 3.4.

(ii)	Missing Individuals. A missing individual’s vested Accounts may be forfeited as of the last day of any Plan Year, as provided in section 13.12. Any such forfeiture shall be used as specified in subsection (d).
(b)	Regular Forfeitures. A Participant’s non-vested interest in his Account shall be forfeited at the end of the Plan Year in which the Participant terminates employment. Any such forfeiture shall be used as specified in subsection (d).

(c)	Restoration of Forfeitures.
(i)	Missing Individuals. The forfeiture of a missing individual’s Account(s), as described in section 13.12, shall be restored to such individual if the individual makes a claim for such amount.

(ii)	Regular Forfeitures.
(A)	Rehire Within 5 Years. If a Participant is rehired before incurring a five-year Lapse in Apache Employment, and the Participant has received a distribution of his entire vested interest in his Account (with the result that he forfeited his non-vested interest in such Account), then the exact amount of the forfeiture shall be restored to his Account. All the rights, benefits, and features available to the Participant when the forfeiture occurred shall be available with respect to the restored forfeiture. If such a Participant again terminates employment prior to becoming fully vested in his Account, the vested portion of his Account shall be determined by applying the vested percentage determined under section 5.1 to the sum of (x) and (y), then subtracting (y) from such sum, where: (x) is the value of his Account as of the Valuation Date immediately following his most recent

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termination of employment; and (y) is the amount previously distributed to the Participant on account of the prior termination of employment.

(B)	Rehire After 5 Years. If a Participant is rehired after incurring a five-year Lapse in Apache Employment, then no amount forfeited from his Account shall be restored to his Account.
(iii)	Method of Forfeiture Restoration. Forfeitures that are restored shall be accomplished by an allocation of the forfeitures under subsection (d) or by a special Company Contribution pursuant to paragraph 3.1(b)(i).
(d)	Use of Forfeitures. The Committee shall decide how forfeitures are used. Forfeitures may be used (i) to restore Accounts as described in subsection (c), (ii) to pay those expenses of the Plan that are properly payable from the Trust Fund and that are not paid by the Company or Account Owners or charged to Accounts, or (iii) as any Company Contribution.
5.5	Transfers — Portability.

If any other employer adopts this or a similar money purchase pension plan and enters into a reciprocal agreement with the Company that provides that (a) the transfer of a Participant from such employer to the Company (or vice versa) shall not be deemed a termination of employment for purposes of the plans, and (b) service with either or both employers shall be credited for purposes of vesting under both plans, then the transferred Participant’s Account shall be unaffected by the transfer, except, if deemed advisable by the Committee, it may be transferred to the trustee of the other plan.
ARTICLE VI Distribution of Benefits
6.1	Beneficiaries.
(a)	Designating Beneficiaries. Each Account Owner shall file with the Committee a designation of the beneficiaries and contingent beneficiaries to whom the distributable amount (determined pursuant to section 6.2) shall be paid in the event of the Account Owner’s death. In the absence of an effective beneficiary designation as to any portion of the distributable amount after a Participant dies, such amount shall be paid to the Participant’s surviving Spouse, or, if none, to his estate. In the absence of an effective beneficiary designation as to any portion of the distributable amount after any non-Participant Account Owner dies, such amount shall be paid to the Account Owner’s estate. The Account Owner may change a beneficiary designation at any time and without the consent of any previously designated beneficiary.

(b)	Special Rule for Married Participants. If the Account Owner is a married Participant, his Spouse shall be the sole beneficiary unless the Spouse has consented to the designation of a different beneficiary. To be effective, the Spouse’s consent must be in writing, witnessed by a notary public, and filed with the Committee. The Spouse must also consent to waive the QPSA with respect to the benefits payable to another beneficiary, as described in subsection (c). The Spouse cannot revoke her consent to waive the QPSA. Any spousal consent shall be effective only as to the Spouse who signed the consent.

(c)	Waiver of QPSA.
(i)	General. In order for the QPSA to be waived, the Participant must be provided with an explanation of the QPSA and then elect to waive the QPSA (which the Participant may do by naming a beneficiary other than his Spouse) and the Spouse must consent to the Participant’s election.

(ii)	Spouse’s Consent. The Spouse’s consent must be in writing. The Spouse’s signature must be witnessed by a Committee representative of by a notary public. The Spouse must acknowledge the effect of the consent. The Spouse may limit her consent to a specific beneficiary or may allow the Participant to thereafter designate a different beneficiary. The Spouse may limit her consent to a specific form of benefit. (The Spouse’s consent is not needed if the Spouse cannot be located or in certain other special circumstances identified in IRS guidance of general applicability.)

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(iii)	Timing of Waiver. The Participant may waive the QPSA, or revoke the QPSA waiver, at any time; however, if the Participant elects to waive the QPSA, with the consent of his Spouse, before the first day of the Plan Year in which the Participant attains age 35, the waiver shall become invalid on the first day of the Plan Year in which the Participant attains age 35.

(iv)	Explanation. The Committee shall provide the Participant with a written explanation that describes the terms and conditions of the QPSA, the Participant’s right to choose another beneficiary, the rights of the Participant’s Spouse to insist upon a QPSA, the Participant’s right to revoke his election, and such other information as may be required under IRS guidance of general applicability. The written explanation must be provided within the following time limits. If the Participant terminates employment prior to age 35, the explanation must be provided within the period beginning one year before and ending one year after the termination of employment. If the Participant terminates employment on or after age 35, the explanation must be provided within the one of the following periods (whichever period ends last): (i) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34; (ii) the period beginning one year before, and ending one year after, the Participant first becomes eligible to participate in the Plan; and (iii) the period beginning one year before, and ending one year after, a married Participant is fully or partially vested in his Account (which will normally occur either when the Participant gets married or when the Participant completes a one-year Period of Service).
(d)	Special Rule for Divorces. If an Account Owner has designated his spouse as a primary or contingent beneficiary, and the Account Owner and spouse later divorce (or their marriage is annulled), then the former spouse will be treated as having pre-deceased the Account Owner for purposes of interpreting a beneficiary designation form completed prior to the divorce or annulment. This subsection (d) will apply only if the Committee is informed of the divorce or annulment before payment to the former spouse is authorized.

(e)	Disclaimers. Any individual or legal entity who is a beneficiary may disclaim all or any portion of his interest in the Plan, provided that the disclaimer satisfies the requirements of Code §2518(b) and applicable state law. The legal guardian of a minor or legally incompetent person may disclaim for such person. The personal representative (or the individual or legal entity acting in the capacity of the personal representative according to applicable state law) may disclaim on behalf of a beneficiary who has died. The amount disclaimed shall be distributed as if the disclaimant had predeceased the individual whose death caused the disclaimant to become a beneficiary.
6.2	Distributable Amount.

The distributable amount of a Participant’s Account is the vested portion of the Account, reduced by any amount that is payable to an Alternate Payee pursuant to section 12.9. Furthermore, the Committee may temporarily suspend or limit distributions (by reducing the distributable amount), as explained in subsections 12.9(e), 12.9(g), or 12.9(h), (a) when the Committee is informed that a QDRO affecting the Participant’s Accounts is in process or may be in process, (b) while the Committee believes that the Plan may have a cause of action against the Participant, or (c) when the Plan has notice of a lien or other claim against the Participant’s Accounts.
6.3	Manner of Distribution.
(a)	Participants. This subsection shall apply to distributions to Participants.
(i)	Form of Distribution. For an unmarried Participant, the distributable amount shall be paid in the form of a QJSA unless the Participant elects a single payment, except that a small account under subsection 6.4(d) shall be paid in the form of a single payment. For a married Participant, the distributable amount shall be paid in the form of a QJSA unless the Participant, with the consent of his Spouse, chooses a QOSA or a single payment, except that a distribution of a small account under subsection 6.4(d) shall be paid in the form of a single payment.

(ii)	Consent of Participant and Spouse.

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(A)	General. Except as provided in subparagraph (B), a distribution shall not be made unless the Participant consents to the timing of the distribution no more than 180 days before the distribution. If the Participant is married and chooses a single payment or QOSA, the Participant’s Spouse must consent to both the form of payment and the time of the payment no more than 180 days before the payment, except as provided in subparagraph (B).

(B)	Exceptions to General Rule. The consent of the Participant is not required, nor is the consent of a married Participant’s Spouse required, for distributions of small amounts pursuant to subsection 6.4(d) or for the distribution of an annuity upon the Participant’s Required Beginning Date, as described in subsection 6.4(c).
(iii)	Method of Spouse’s Consent. The consent of a Participant’s Spouse must be in writing. The consent is not valid unless the Committee has provided the written explanation described in paragraph (iv). The Spouse must acknowledge the affect of his consent. The Spouse’s consent must be witnessed by a Committee member or by a notary public. The Spouse may limit his consent to a specific beneficiary or may allow the Participant to thereafter designate a different beneficiary. The Spouse may limit his consent to a specific form of benefit. (The Spouse’s consent is not needed if the Spouse cannot be located or in certain other special circumstances identified in IRS guidance.)
(iv)	Distribution Procedure.
(A)	General. The Committee shall provide the Participant with a written explanation that contains the information required by the Code and Treasury Regulations, as explained in subparagraph (B). The timing of the explanation, the consent, and the distribution are discussed in subparagraph (C). The Participant may revoke his election at any time before the distribution is processed.

(B)	Contents of Explanation. The information in the explanation for an unmarried Participant shall include, at a minimum, the terms and conditions of the QJSA, the Participant’s right to elect a single payment in lieu of a QJSA, the effect of the Participant electing a single payment in lieu of a QJSA, the Participant’s right to revoke his distribution election, and such other information as may be required under IRS guidance of general applicability. The information in the explanation for a married Participant shall include, at a minimum, the terms and conditions of the QJSA and the QOSA, the Participant’s right to elect a single payment or a QOSA in lieu of a QJSA, the effect of the Participant electing a single payment or QOSA in lieu of a QJSA, the right of the Participant’s Spouse to insist upon a QJSA, the Participant’s right to revoke his distribution election, and such other information as may be required under IRS guidance of general applicability.

(C)	Timing. The explanation shall be provided no more than 180 days before the annuity starting date. The explanation shall be provided no fewer than 30 days before the annuity starting date, unless all the following conditions are satisfied (1) the Participant affirmatively elects a QOSA or a single sum distribution (and the Participant’s Spouse, if any, consents), (2) the explanation mentions that the Participant has a right to at least 30 days to consider whether to waive the QJSA and consent to a QOSA or a single sum, and (3) the Participant is permitted to revoke an affirmative distribution election until the annuity starting date (or, if later, the 8th day after the Participant is provided with the explanation).

(D)	Annuity Starting Date. The annuity starting date, for a single sum payment, is the date the payment is processed, which may be any business day. The annuity starting date for a QJSA or QOSA is the day as of which the annuity payments begin. The annuity starting date for an annuity must be the first day of a month, must occur on or after the Participant’s termination of employment or 62nd birthday, must occur after the date the explanation is provided, but may precede the date the Participant provides any affirmative distribution election. In any event, the first payment from the annuity shall not precede the 8th day after the explanation is provided.

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(b)	Beneficiaries. The distributable amount that is left to a beneficiary shall be paid, at the election of the beneficiary, in the form of a single payment, installments (for non-Spouse beneficiaries), or an annuity (for Spouse beneficiaries), as described in subsection 6.4(e).

(c)	Alternate Payees. If the Alternate Payee is not the Participant’s Spouse or former spouse, the amount assigned to the Alternate Payee shall be paid in the form of a single payment. If the Alternate Payee is the Participant’s Spouse or former spouse, then unless the next sentence applies, the amount assigned to an Alternate Payee shall be paid, at the election of the Alternate Payee or as specified in the QDRO, in the form of either a single payment or an annuity for the life of the Alternate Payee. If the amount assigned to the Alternate Payee is $5,000 or less (calculated in accordance with the applicable Treasury regulations), then the Alternate Payee shall receive a single sum distribution.

(d)	Annuities. If the distribution is to be in the form of an annuity, the Plan shall purchase an annuity contract that satisfies the requirements specified in the Plan and in Code §401(a)(11) and §417, and shall distribute such contract to the distributee. The payments under an annuity shall begin as soon as administratively practicable after the annuity contract is distributed. The payments shall remain constant for the duration of the annuity, except where the Spouse outlives the Participant, in which case the monthly payments to the surviving Spouse drop to 50% (for a QJSA) or 75% (for a QOSA) of the monthly benefit before the Participant’s death..
6.4	Time of Distribution.
(a)	Earliest Date of Distribution. Unless an earlier distribution is permitted by subsection (b) or required by subsection (c), the earliest date that a Participant may elect to receive a distribution is as follows.
(i)	Termination of Employment or Disability. A Participant may elect to receive a distribution as soon as practicable after he terminates employment or incurs a Disability.

(ii)	During Employment. A Participant may obtain a distribution while an Employee only if he has attained age 62. After attaining age 62, and while an Employee, the Participant may withdraw all or any portion of his vested Account. The minimum withdrawal shall be $1,000 or, if less, the balance of the Account. Only two withdrawals are permitted each Plan Year under this paragraph. After an Employee’s Required Beginning Date, subsection (c) shall apply instead of this paragraph.
(b)	Alternate Earliest Date of Distribution. Notwithstanding subsection (a), unless a Participant elects otherwise, his distribution shall commence no later than 60 days after the close of the latest of: (i) the Plan Year in which the Participant attains Normal Retirement Age; (ii) the Plan Year in which occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; and (iii) the Plan Year in which the Participant terminates employment with the Company and Affiliated Entities. If a Participant does not affirmatively elect a distribution, he shall be deemed to have elected to defer the distribution to a date later than that specified in the preceding sentence.

(c)	Latest Date of Distribution. The entire distributable amount shall be distributed to a Participant (i) in a single payment no later than his Required Beginning Date, or (ii) in a QJSA or QOSA with payments beginning no later than his Required Beginning Date. The payment will be in the form of a QJSA unless the Participant elects a QOSA or a single payment and, if the Participant is married, his Spouse consents to the QOSA or the single payment.

(d)	Small Amounts.
(i)	$1000 or Less. If the value of the nonforfeitable portion of a Participant’s Account is $1,000 or less at any time after the Participant’s termination of employment, the Participant shall receive a single payment of the distributable amount as soon as administratively practicable, provided that the value is $1,000 or less when the distribution is processed.

(ii)	$1000 to $5000. If paragraph (i) does not apply and the value of the nonforfeitable portion of a Participant’s Account is $5,000 or less on any date after his termination of employment, then as soon as practicable the Plan shall pay the distributable amount to an individual retirement account or annuity within the meaning of Code §408(a) or §408(b) (collectively, an “IRA”) for the Participant, unless the Participant affirmatively elects to receive the distribution directly or

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to have it paid in a direct rollover under section 6.5. The Committee shall select the trustee or custodian of the IRA as well as how the IRA shall be invested initially. The Plan shall notify the Participant (A) that the distribution has been made to an IRA and can be transferred to another IRA, (B) of the identity and contact information of the trustee or custodian of the IRA into which the distribution is made, and (C) of such other information as required to comply with Code §401(a)(31)(B)(i).
(iii)	Date Account Valued. The Committee may elect to check the value of the Participant’s Account on an occasional (rather than a daily) basis, to determine whether to apply the provisions of this subsection.
(e)	Distribution Upon Participant’s Death.
(i)	Small Accounts. If the value of the nonforfeitable portion of a Participant’s Account is $5,000 or less at any time after the Participant’s death and before any beneficiary elects to receive a distribution under this subsection, then each beneficiary shall each receive a single payment of his share of the distributable amount as soon as administratively practicable, provided that the aggregate value is $5,000 or less when the distribution is processed. The Committee may elect to check the value of the Participants’ Accounts on an occasional (rather than a daily) basis to determine whether to apply the provisions of this subsection.

(ii)	Larger Accounts. If paragraph (i) does not apply, then each beneficiary may elect to have his distributable amount distributed at any time after the Participant’s death, within the following guidelines. The forms of permitted distribution are a lump sum, annual installments, and, for Spouse beneficiaries only, a QPSA. No distribution shall be processed until the beneficiary’s identity as a beneficiary is established. The entire distributable amount shall be distributed by the last day of the calendar year containing the fifth anniversary of the Participant’s death; if a Spouse beneficiary elects a QPSA, the annuity contract shall be distributed by the last day of the calendar year containing the fifth anniversary of the Participant’s death. A beneficiary who elects installments may elect to accelerate any or all remaining payments. In addition, if the Participant was a Five-Percent Owner who began to receive the minimum required distributions under subsection (c), the distribution to each beneficiary must be made at least as rapidly as required by the method used to calculate the minimum required distributions that was in effect when the Five-Percent Owner died.
(f)	Alternate Payee. Distributions to Alternate Payees and their beneficiaries shall be made as specified in section 12.9.
6.5	Direct Rollover Election.
The amendments to this section have an effective date of January 1, 2007.
(a)	General Rule. A Participant, an Alternate Payee who is the Spouse or former Spouse of the Participant, any individual who is treated as a designated beneficiary of the Participant pursuant to Code §401(a)(9)(E), or any trust to the extent that any beneficiary of the trust is treated as a designated beneficiary of the Participant pursuant to Code §401(a)(9)(E), (collectively, the “distributee”) may direct the Trustee to pay all or any portion of his “eligible rollover distribution” to an “eligible retirement plan” in a “direct rollover.” This direct rollover option is not available to other Account Owners. Within a reasonable period of time before an eligible rollover distribution, the Committee shall inform the distributee of this direct rollover option, the appropriate withholding rules, other rollover options, the options regarding income taxation, and any other information required by Code §402(f). The distributee may waive the usual 30-day waiting period before receiving a distribution, and elect to receive his distribution as soon as administratively practicable after completing and filing his distribution election.

(b)	Definition of Eligible Rollover Distribution. An eligible rollover distribution is any distribution or in-service withdrawal other than (i) distributions required under Code §401(a)(9), (ii) distributions of amounts that have already been subject to federal income tax (such as defaulted loans or after-tax voluntary contributions), other than a direct transfer to another retirement plan that meets the requirements of Code §401(a) or §403(a), or to an individual retirement account or annuity described

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in Code §408(a) or §408(b), (iii) a distribution to satisfy the limits of Code §415, or (iv) any other actual or deemed distribution specified in IRS guidance of general applicability.
(c)	Definition of Eligible Retirement Plan.
(i)	Participants, Spouses, and Alternate Payees. For a Participant, an Alternate Payee who is the Spouse or former Spouse of the Participant, or a surviving Spouse of a deceased Participant, an eligible retirement plan is an individual retirement account or annuity described in Code §408(a) or §408(b), an annuity plan described in Code §403(a), an annuity contract described in Code §403(b), an eligible plan under Code §457(b) that is maintained by an eligible employer described in Code §457(e)(1)(A) (which generally includes state and local governments), or the qualified trust of a defined contribution plan described in Code §401(a), that accepts eligible rollover distributions.

(ii)	Other Distributees. For an individual who is treated as a designated beneficiary of the Participant pursuant to Code §401(a)(9)(E), and for any trust to the extent that a beneficiary of the trust is treated as a designated beneficiary of the Participant pursuant to Code §401(a)(9)(E), an eligible retirement plan is an individual retirement account or annuity described in Code §408(a) or §408(b) that is in existence or is established for the purposes of receiving the distribution on behalf of the beneficiary, and that, with respect to the beneficiary, is treated as an inherited individual retirement account or annuity within the meaning of Code §408(d)(3)(C). The designated beneficiary has two choices for receiving distributions that are to be paid in a direct rollover to such inherited individual retirement account or annuity.
(A)	The designated beneficiary may elect to receive a single payment or installments from the Plan, pursuant to paragraph 6.6(d)(ii), during the calendar year in which the Participant died or in the following calendar year (or by such later date allowed pursuant to IRS guidance of general applicability or a private letter ruling obtained by the designated beneficiary). Each annual installment from the Plan must satisfy the requirements of Code §401(a)(9)(B)(iii) (which essentially means that each annual installment must be equal to at least the account balance standing to the credit of the deceased Plan Participant at the end of the previous year, divided by the designated beneficiary’s life expectancy). In this case, distributions from the inherited individual retirement account or annuity may be made over the life expectancy of the designated beneficiary.

(B)	If the requirements of subparagraph (A) are not satisfied, the designated beneficiary must receive, pursuant to paragraph 6.6(d)(ii), a full distribution from the Plan by the end of the calendar year containing the fifth anniversary of the Participant’s death. In this case, distributions from the inherited individual retirement account or annuity must generally be completed by the end of the calendar year containing the fifth anniversary of the Participant’s death.
(d)	Definition of Direct Rollover. A direct rollover is a payment by the Trustee to the eligible retirement plan specified by the distributee.
ARTICLE VII Allocation of Responsibilities — Named Fiduciaries
7.1	No Joint Fiduciary Responsibilities.
Trustee(s) and the Committee shall be the named fiduciaries under the Plan and Trust agreement and shall be the only named fiduciaries thereunder. The fiduciaries shall have only the responsibilities specifically allocated to them herein or in the Trust agreement. Such allocations are intended to be mutually exclusive and there shall be no sharing of fiduciary responsibilities. Whenever one named fiduciary is required by the Plan or Trust agreement to follow the directions of another named fiduciary, the two named fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the named fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the named fiduciary receiving those directions shall be to follow them insofar as the instructions are on their face proper under applicable law.

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7.2	The Company.
The Company shall be responsible for: (a) making Company Contributions; (b) certifying to the Trustee the names and specimen signatures of the members of the Committee acting from time to time; (c) keeping accurate books and records with respect to its Employees and the appropriate components of each Employee’s Compensation and furnishing such data to the Committee; (d) selecting agents and fiduciaries to operate and administer the Plan and Trust; (e) appointing an investment manager if it determines that one should be appointed; and (f) reviewing periodically the performance of such agents, managers, and fiduciaries.
7.3	The Trustee.

The Trustee shall be responsible for: (a) the investment of the Trust Fund to the extent and in the manner provided in the Trust agreement; (b) the custody and preservation of Trust assets delivered to it; and (c) the payment of such amounts from the Trust Fund as the Committee shall direct.
7.4	The Committee — Plan Administrator.

The board of directors of Apache shall appoint an administrative Committee consisting of no fewer than three individuals who may be, but need not be, Participants, officers, directors, or Employees of the Company. If the board of directors does not appoint a Committee, Apache shall act as the Committee under the Plan. The members of the Committee shall hold office at the pleasure of the board of directors and shall service without compensation. The Committee shall be the Plan’s “administrator” as defined in section 3(16)(A) of ERISA. It shall be responsible for establishing and implementing a funding policy consistent with the objectives of the Plan and with the requirements of ERISA. This responsibility shall include establishing (and revising as necessary) short-term and long-term goals and requirements pertaining to the financial condition of the Plan, communicating such goals and requirements to the persons responsible for the various aspects of the Plan operations, and monitoring periodically the implementation of such goals and requirements. The Committee shall publish and file or cause to be published and filed or disclosed all reports and disclosures required by federal or state laws.
7.5	Committee to Construe Plan.
(a)	The Committee shall administer the Plan and shall have all discretion, power, and authority necessary for that purpose, including, but not by way of limitation, the full and absolute discretion and power to interpret the Plan, to determine the eligibility, status, and rights of all individuals under the Plan, and in general to decide any dispute and all questions arising in connection with the Plan. The Committee shall direct the Trustee concerning all distributions from the Trust Fund, including the purchase of annuity contracts, in accordance with the provisions of the Plan, and shall have such other powers in the administration of the Trust Fund as may be conferred upon it by the Trust agreement. The Committee shall maintain all Plan records except records of the Trust Fund.

(b)	The Committee may adjust the Account of any Participant, in order to correct errors and rectify omissions, in such manner as the Committee believes will best result in the equitable and nondiscriminatory administration of the Plan.
7.6	Organization of Committee.

The Committee shall adopt such rules as it deems desirable for the conduct of its affairs and for the administration of the Plan. It may appoint agents (who need not be members of the Committee) to whom it may delegate such powers as it deems appropriate, except that the Committee shall determine any dispute. The Committee may make its determinations with or without meetings. It may authorize one or more of its members or agents to sign instructions, notices, and determinations on its behalf. If a Committee decision or action affects a small number of Participants including a Committee member, then such Committee member shall not participate in the Committee decision or action. The action of a majority of the disinterested Committee members shall constitute the action of the Committee.
7.7	Agent for Process.

Apache’s Vice President, General Counsel, and Secretary shall be the agents of the Plan for service of all process.

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7.8	Indemnification of Committee Members.

The Company shall indemnify and hold the members of the Committee, and each of them, harmless from the effects and consequences of their acts, omissions, and conduct in their official capacities, except to the extent that the effects and consequences thereof shall result from their own willful misconduct, breach of good faith, or gross negligence in the performance of their duties. The foregoing right of indemnification shall not be exclusive of the rights to which each such member may be entitled as a matter of law.
7.9	Conclusiveness of Action.

Any action taken by the Committee on matters within the discretion of the Committee shall be conclusive, final and binding upon all participants in the Plan and upon all persons claiming any rights hereunder, including Alternate Payees and beneficiaries.
7.10	Payment of Expenses.

The members of the Committee shall serve without compensation but the Company shall pay their reasonable expenses. The compensation or fees of accountants, counsel, and other specialists and any other costs of administering the Plan or Trust Fund may be paid by the Company or Account Owners or may be charged to the Trust Fund, to the extent permissible under the provisions of ERISA.
ARTICLE VIII Trust Agreement — Investments
8.1	Trust Agreement.

Apache has entered into a Trust agreement to provide for the holding, investment, and administration of the funds of the Plan. The Trust agreement shall be part of the Plan, and the rights and duties of any individual under the Plan shall be subject to all terms and provisions of the Trust agreement.
8.2	Plan Expenses.
(a)	General. Except as provided in subsection (b), (i) all taxes upon or in respect of the Plan and Trust shall be paid out of Plan assets, and all expenses of administering the Plan and Trust shall be paid out of Plan assets, to the extent permitted by law and to the extent such taxes and expenses are not paid by the Company or an Account Owner, and (ii) the Committee shall have full discretion to determine how each tax or expense that is not paid by the Company shall be paid and the Committee shall have full discretion to determine how each tax or expense that is paid out of Plan assets shall be allocated. No fiduciary shall receive any compensation for services rendered to the Plan if the fiduciary is being compensated on a full time basis by the Company or an Affiliated Entity.

(b)	Individual Expenses. To the extent not paid by the Company or an Account Owner, all expenses of individually directed transactions, including without limitation the Trustee’s transaction fee, brokerage commissions, transfer taxes, interest on insurance policy loans, and any taxes and penalties that may be imposed as a result of an individual’s investment direction, shall be assessed against the Account of the Account Owner directing such transactions.
8.3	Investments.
(a)	§404(c) Plan. The Plan is intended to be a plan described in ERISA §404(c). To the extent that an Account Owner exercises control over the investment of his Accounts, no person who is a fiduciary shall be liable for any loss, or by reason of any breach, that is the direct and necessary result of the Account Owner’s exercise of control.

(b)	Directed Investments. Accounts shall be invested, upon the direction of each Account Owner made in a manner acceptable to the Committee, in any one or more of a series of investment funds designated by the Committee or to the extent permitted by the Committee in a brokerage arrangement. The funds available for investment and the principal features thereof, including a general description of the investment objectives, the risk and return characteristics, and the type and diversification of the investment portfolio of each fund, shall be communicated to the Account Owners in the Plan from time to time. Any changes in such funds shall be immediately communicated to all Account Owners.

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(c)	Absence of Directions. To the extent that an Account Owner fails to affirmatively direct the investment of his Accounts, the Committee shall direct the Trustee in writing concerning the investment of such Accounts. The Committee shall act by majority vote. Any dissenting member of the Committee shall, having registered his dissent in writing, thereafter cooperate to the extent necessary to implement the decision of the Committee.

(d)	Change in Investment Directions. Account Owners may change their investment directions, with respect to the investment of new contributions and with respect to the investment of existing amounts allocated to Accounts, on any business day, subject to any restrictions and limitations imposed by the Trustee, investment funds, or brokerage arrangement. The Committee shall establish procedures for giving investment directions, which shall be in writing and communicated to Account Owners.
ARTICLE IX Termination and Amendment
9.1	Termination of Plan or Discontinuance of Contributions.

Apache expects to continue the Plan indefinitely, but the continuance of the Plan and the payment of contributions are not assumed as contractual obligations. Apache may terminate the Plan or discontinue contributions at any time. Upon the termination of the Plan, each Participant’s Account shall become fully vested. Upon the partial termination of the Plan, the Accounts of all affected Participants shall become fully vested. The only Participants who are affected by a partial termination are those whose employment with the Company or Affiliated Entity is terminated as a result of the corporate event causing the partial termination; Employees terminated for cause and those who leave voluntarily are not affected by a partial termination.
9.2	Allocations upon Termination.

Upon the termination or partial termination of the Plan, the Committee shall promptly notify the Trustee of such termination. The Trustee shall promptly determine, in the manner prescribed in section 4.2, the net worth of the Trust Fund. The Trustee shall advise the Committee of any increase or decrease in such net worth that has occurred since the preceding Valuation Date. The Committee shall allocate, in the manner described in section 4.3, among the remaining Plan Accounts, in the manner described in Articles III, IV, and V, any Company Contributions or forfeitures occurring since the preceding Valuation Date.
9.3	Procedure Upon Termination of Plan.

If the Plan has been terminated or partially terminated, then, after the allocations required under section 9.2 have been completed, the Trustee shall distribute or transfer the Accounts of affected Account Owners as follows.
(a)	No Other Plan. If the Company and Affiliated Entities are not treated, pursuant to the Treasury Regulations under Code §401(k), as maintaining another “alternative defined contribution plan,” the Trustee shall distribute each Account Owner’s Account in a single payment, after complying with the requirements of section 6.5. For purposes of this section only, an “alternative defined contribution plan” means a defined contribution plan that is not an employee stock ownership plan within the meaning of Code §4975(e)(7) or §409(a)), a simplified employee pension within the meaning of Code §408(k), a SIMPLE IRA within the meaning of Code §408(p), a plan or contract that satisfies the requirements of Code §403(b), or a plan described in Code §457(b) or §457(f).

(b)	Other Plan Maintained. If the Company and Affiliated Entities are treated, pursuant to the Treasury Regulations under Code §401(k), as maintaining another “alternative defined contribution plan,” the Trustee shall (i) distribute the Accounts of each non-Participant Account Owner in a single payment, after complying with the requirements of section 6.5, and (ii) transfer the Account of each Participant to an alternative defined contribution plan. All the rights, benefits, features, and distribution restrictions with respect to the transferred amounts shall continue to apply to the transferred amounts unless a change is permitted pursuant to applicable IRS guidance of general applicability.

(c)	Form of Payment. A transfer made pursuant to this section may be in cash, in kind, or partly in cash and partly in kind. Any distribution made pursuant to this section shall be in cash. After all such distributions or transfers have been made, the Trustee shall be discharged from all obligation under the Trust; no Participant, Spouse, Alternate Payee, or beneficiary who has received any such distribution,

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or for whom any such transfer has been made, shall have any further right or claim under the Plan or Trust.
9.4	Amendment by Apache.
(a)	Amendment. Apache may at any time amend the Plan in any respect, without prior notice, subject to the following limitations. No amendment shall be made that would have the effect of vesting in the Company any part of the Trust Fund or of diverting any part of the Trust Fund to purposes other than for the exclusive benefit of Account Owners. The rights of any Account Owner with respect to contributions previously made shall not be adversely affected by any amendment. No amendment shall reduce or restrict, either directly or indirectly, the accrued benefit (within the meaning of Code §411(d)(6)) to any Account Owner before the amendment, except as permitted by the Code or IRS guidance of general applicability.

(b)	Amendment to Vesting Schedule. If the vesting schedule is amended, each Participant with at least three Years of Service may elect, within the period specified in the following sentence after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of: (i) 60 days after the amendment is adopted; (ii) 60 days after the amendment becomes effective; or (iii) 60 days after the Participant is issued written notice of the amendment by the Company or Committee. Furthermore, no amendment shall decrease the nonforfeitable percentage, measured as of the later of the date the amendment is adopted or effective, of any Account Owner’s Account.

(c)	Procedure. Each amendment shall be in writing. Each amendment shall be approved by Apache’s board of directors or by an officer of Apache who has the authority to amend the Plan. Each amendment shall be executed by an officer of Apache who has the authority to execute the amendment.
ARTICLE X Plan Adoption by Affiliated Entities
10.1	Adoption of Plan.
Apache may permit any Affiliated Entity to adopt the Plan and Trust for its Employees. Thereafter, such Affiliated Entity shall deliver to the Trustee a certified copy of the resolutions or other documents evidencing its adoption of the Plan and Trust.
10.2	Agent of Affiliated Entity.
By becoming a party to the Plan, each Affiliated Entity appoints Apache as its agent with authority to act for the Affiliated Entity in all transactions in which Apache believes such agency will facilitate the administration of the Plan. Apache shall have the sole authority to amend and terminate the Plan.
10.3	Disaffiliation and Withdrawal from Plan.
(a)	Disaffiliation. Any Affiliated Entity that has adopted the Plan and thereafter ceases for any reason to be an Affiliated Entity shall forthwith cease to be a party to the Plan.

(b)	Withdrawal. Any Affiliated Entity may, by appropriate action and written notice thereof to Apache, provide for the discontinuance of its participation in the Plan. Such withdrawal from the Plan shall not be effective until the end of the Plan Year.
10.4	Effect of Disaffiliation or Withdrawal.
If at the time of disaffiliation or withdrawal, the disaffiliating or withdrawing entity, by appropriate action, adopts a substantially identical plan that provides for direct transfers from this Plan, then, as to Account Owners associated with such entity, no plan termination shall have occurred; the new plan shall be deemed a continuation of this Plan for such Account Owners. In such case, the Trustee shall transfer to the trustee of the new plan all of the assets held for the benefit of Account Owners associated with the disaffiliating or withdrawing entity, and no forfeitures or acceleration of vesting shall occur solely by reason of such action. Such payment shall operate as a complete discharge of the Trustee, and of all organizations except the disaffiliating or withdrawing entity, of all obligations under this Plan to Account Owners associated with the

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disaffiliating or withdrawing entity. A new plan shall not be deemed substantially identical to this Plan if it provides slower vesting than this Plan. Nothing in this section shall authorize the divesting of any vested portion of a Participant’s Account.
10.5	Actions Upon Disaffiliation or Withdrawal.
(a)	Distribution or Transfer. If an entity disaffiliates from Apache or withdraws from the Plan and the provisions of section 10.4 are not followed, then the following rules apply to the Account of an Account Owner associated with the disaffiliating or withdrawing entity. The Account Owner’s Account shall remain in this Plan until a distribution is processed under the usual rules of Article VI, unless the disaffiliating or withdrawing entity maintains another qualified plan that accepts direct transfers from this Plan, in which case the Committee may transfer the Account Owner’s Account to the disaffiliating or withdrawing entity’s plan without the consent of the Account Owner.

(b)	Form of Payment. A transfer made pursuant to this section may be in cash, in kind, or partly in cash and partly in kind. Any distribution made pursuant to this section shall be in cash. After such distribution or transfer has been made, no Account Owner who has received any such distribution, or for whom any such transfer has been made, shall have any further right or claim under the Plan or Trust.
ARTICLE XI Top-Heavy Provisions
11.1	Application of Top-Heavy Provisions.
The provisions of this Article XII shall be applicable only if the Plan becomes “top-heavy” as defined below for any Plan Year. If the Plan becomes “top-heavy” for a Plan Year, the provisions of this Article XII shall apply to the Plan effective as of the first day of such Plan Year and shall continue to apply to the Plan until the Plan ceases to be “top-heavy” or until the Plan is terminated or otherwise amended.
11.2	Determination of Top-Heavy Status.
The Plan shall be considered “top-heavy” for a Plan Year if, as of the last day of the prior Plan Year, the aggregate of the Account balances (as calculated according to the regulations under Code §416) of Key Employees under this Plan (and under all other plans required or permitted to be aggregated with this Plan) exceeds 60% of the aggregate of the Account balances (as calculated according to the regulations under Code §416) in this Plan (and under all other plans required or permitted to be aggregated with this Plan) of all current Employees and all former Employees who terminated employment within one year of the last day of the prior Plan Year. This ratio shall be referred to as the “top-heavy ratio.” For purposes of determining the account balance of any Participant, (a) the balance shall be determined as of the last day of the prior Plan Year, (b) the balance shall also include any distributions to the Participant during the one-year period ending on the last day of the prior Plan Year, and (c) the balance shall also include, for distributions made for a reason other than separation from service or death or disability, any distributions to the Participant during the five-year period ending on the last day of the prior Plan Year. This shall also apply to distributions under a terminated plan that, if it had not been terminated, would have been required to be included in an aggregation group. The Account balances of a Participant who had once been a Key Employee, but who is not a Key Employee during the Plan Year, shall not be taken into account. The following plans must be aggregated with this Plan for the top-heavy test: (a) a qualified plan maintained by the Company or an Affiliated Entity in which a Key Employee participated during this Plan Year or during the previous four Plan Years and (b) any other qualified plan maintained by the Company or an Affiliated Entity that enables this Plan or any plan described in clause (a) to meet the requirements of Code §401(a)(4) or §410. The following plans may be aggregated with this Plan for the top-heavy test: any qualified plan maintained by the Company or an Affiliated Entity that, in combination with the Plan or any plan required to be aggregated with this Plan when testing this Plan for top-heaviness, would satisfy the requirements of Code §401(a)(4) and §410. If one or more of the plans required or permitted to be aggregated with this Plan is a defined benefit plan, a Participant’s “account balance” shall mean the present value of the Participant’s accrued benefit. If the aggregation group includes more than one defined benefit plan, the same actuarial assumptions shall be used with respect to each such defined benefit plan. The foregoing top-heavy ratio shall be computed in accordance with the provisions of Code §416(g), together with the regulations and rulings thereunder.

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11.3	Special Vesting Rule.

Unless section 5.1 provides for faster vesting, the Participant’s Account shall vest in accordance with the following schedule during any top-heavy Plan Year:

Period of Service	Vesting Percentage
Less than 2 years	0%
At least 2 years, but less than 3 years	20%
At least 3 years, but less than 4 years	40%
At least 4 years, but less than 5 years	60%
At least 5 years, but less than 6 years	80%
6 or more years	100%
11.4	Special Minimum Contribution.

Notwithstanding the provisions of section 3.1, in every top-heavy Plan Year, a minimum allocation is required for each Non-Key Employee who both (a) performed one or more hours of service as a Covered Employee during the Plan Year, and (b) was an Employee on the last day of the Plan Year. The minimum allocation shall be a percentage of each Non-Key Employee’s Compensation. The percentage shall be the lesser of 3% or the largest percentage obtained for any Key Employee by dividing his Annual Additions (to this Plan and any other plan aggregated with this Plan) for the Plan Year by his Compensation for the Plan Year. If the Participant participates in both this Plan and the Apache Corporation 401(k) Savings Plan, then the Participant’s minimum allocation to this Plan shall be reduced by any allocation of company contributions (or forfeitures treated as company contributions) that he receives in that plan for the Plan Year.
11.5	Change in Top-Heavy Status.

If the Plan ceases to be a “top-heavy” plan as defined in this Article XII, and if any change in the benefit structure, vesting schedule, or other component of a Participant’s accrued benefit occurs as a result of such change in top-heavy status, the nonforfeitable portion of each Participant’s benefit attributable to Company Contributions shall not be decreased as a result of such change. In addition, each Participant with at least a three-year Period of Service on the date of such change may elect to have the nonforfeitable percentage computed under the Plan without regard to such change in status. The period during which the election may be made shall commence on the date the Plan ceases to be a top-heavy plan and shall end on the later of (a) 60 days after the change in status occurs, (b) 60 days after the change in status becomes effective, or (c) 60 days after the Participant is issued written notice of the change by the Company or the Committee.
ARTICLE XII Miscellaneous
12.1	Right to Dismiss Employees — No Employment Contract.

The Company and Affiliated Entities may terminate the employment of any employee as freely and with the same effect as if this Plan were not in existence. Participation in this Plan by an employee shall not constitute an express or implied contract of employment between the Company or an Affiliated Entity and the employee.
12.2	Claims Procedure.
(a)	General. Each claim for benefits shall be processed in accordance with the procedures that are established by the Committee. The procedures shall comply with the guidelines specified in this section. The Committee may delegate its duties under this section.
(b)	Representatives. A claimant may appoint a representative to act on his behalf. The Plan shall only recognize a representative if the Plan has received a written authorization signed by the claimant and on a form prescribed by the Committee, with the following exceptions. The Plan shall recognize a claimant’s legal representative, once the Plan is provided with documentation of such representation. If the claimant is a minor child, the Plan shall recognize the claimant’s parent or guardian as the claimant’s representative. Once an authorized representative is appointed, the Plan shall direct all information and notification regarding the claim to the authorized representative and the claimant shall be copied on all notifications regarding decisions, unless the claimant provides specific written direction otherwise.

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(c)	Extension of Deadlines. The claimant may agree to an extension of any deadline that is mentioned in this section that applies to the Plan. The Committee or the relevant decision-maker may agree to an extension of any deadline that is mentioned in this section that applies to the claimant.

(d)	Fees. The Plan may not charge any fees to a claimant for utilizing the claims process described in this section.

(e)	Filing a Claim. A claim is made when the claimant files a claim in accordance with the procedures specified by the Committee. Any communication regarding benefits that is not made in accordance with the Plan’s procedures will not be treated as a claim.

(f)	Initial Claims Decision. The Plan shall decide a claim within a reasonable time up to 90 days after receiving the claim. The Plan shall have a 90-day extension, but only if the Plan is unable to decide within 90 days for reasons beyond its control, the Plan notifies the claimant of the special circumstances requiring the need for the extension by the 90th day after receiving the claim, and the Plan notifies the claimant of the date by which the Plan expects to make a decision.

(g)	Notification of Initial Decision. The Plan shall provide the claimant with written notification of the Plan’s full or partial denial of a claim, reduction of a previously approved benefit, or termination of a benefit. The notification shall include a statement of the reason(s) for the decision; references to the plan provision(s) on which the decision was based; a description of any additional material or information necessary to perfect the claim and why such information is needed; a description of the procedures and deadlines for appeal; a description of the right to obtain information about the appeal procedures; and a statement of the claimant’s right to sue.

(h)	Appeal. The claimant may appeal any adverse or partially adverse decision. To appeal, the claimant must follow the procedures specified by the Committee. The appeal must be filed within 60 days of the date the claimant received notice of the initial decision. If the appeal is not timely and properly filed, the initial decision shall be the final decision of the Plan. The claimant may submit documents, written comments, and other information in support of the appeal. The claimant shall be given reasonable access at no charge to, and copies of, all documents, records, and other relevant information.

(i)	Appellate Decision. The Plan shall decide the appeal of a claim within a reasonable time of no more than 60 days from the date the Plan receives the claimant’s appeal. The 60-day deadline shall be extended by an additional 60 days, but only if the Committee determines that special circumstances require an extension, the Plan notifies the claimant of the special circumstances requiring the need for the extension by the 60th day after receiving the appeal, and the Plan notifies the claimant of the date by which the Plan expects to make a decision. If an appeal is missing any information from the claimant that is needed to decide the appeal, the Plan shall notify the claimant of the missing information and grant the claimant a reasonable period to provide the missing information. If the missing information is not timely provided, the Plan shall deny the claim. If the missing information is timely provided, the 60-day deadline (or 120-day deadline with the extension) for the Plan to make its decision shall be increased by the length of time between the date the Plan requested the missing information and the date the Plan received it.

(j)	Notification of Decision. The Plan shall provide the claimant with written notification of the Plan’s appellate decision (positive or adverse). The notification of any adverse or partially adverse decision shall include a statement of the reason(s) for the decision; reference to the plan provision(s) on which the decision was based; a statement of the claimant’s right to sue; and a statement that the claimant is entitled to receive, free of charge and upon request, reasonable access to and copies of all documents, records, and other information relevant to the claim.

(k)	Limitations on Bringing Actions in Court. Once an appellate decision that is adverse or partially adverse to the claimant has been made, the claimant may file suit in court only if he does so by the earlier of the following dates: (i) the one-year anniversary of the date of the appellate decision, or (ii) the date on which the statute of limitations for such claim expires.

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(l)	Discretionary Authority. The Committee shall have total discretionary authority to determine eligibility, status, and the rights of all individuals under the Plan and to construe any and all terms of the Plan.
12.3	Source of Benefits.

All benefits payable under the Plan shall be paid solely from the Trust Fund, and the Company and Affiliated Entities assume no liability or responsibility therefor.

12.4	Exclusive Benefit of Employees.

It is the intention of the Company that no part of the Trust, other than as provided in sections 3.3, 8.2, and 12.9 hereof and the Trust Agreement, ever to be used for or diverted for purposes other than for the exclusive benefit of Participants, Alternate Payees, and their beneficiaries, and that this Plan shall be construed to follow the spirit and intent of the Code and ERISA.

12.5	Forms of Notices.

Wherever provision is made in the Plan for the filing of any notice, election, or designation by a Participant, Spouse, Alternate Payee, or beneficiary, the action of such individual may be evidenced by the execution of such form as the Committee may prescribe for the purpose. The Committee may also prescribe alternate methods for filing any notice, election, or designation (such as telephone voice-response or e-mail).

12.6	Failure of Any Other Entity to Qualify.

If any entity adopts this Plan but fails to obtain or retain the qualification of the Plan under the applicable provisions of the Code, such entity shall withdraw from this Plan upon a determination by the Internal Revenue Service that it has failed to obtain or retain such qualification. Within 30 days after the date of such determination, the assets of the Trust Fund held for the benefit of the Employees of such entity shall be separately accounted for and disposed of in accordance with the Plan and Trust.

12.7	Notice of Adoption of the Plan.

The Company shall provide each of its Employees with notice of the adoption of this Plan, notice of any amendments to the Plan, and notice of the salient provisions of the Plan prior to the end of the first Plan Year. A complete copy of the Plan shall also be made available for inspection by Employees and Account Owners.

12.8	Plan Merger.

If this Plan is merged or consolidated with, or its assets or liabilities are transferred to, any other qualified plan of deferred compensation, each Participant shall be entitled to receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer if this Plan had then been terminated.

12.9	Inalienability of Benefits — Domestic Relations Orders.
(a)	General. Except as provided in subsection 6.1(e), relating to disclaimers, and subsections (b), (g), and (h) below, no Account Owner shall have any right to assign, alienate, transfer, or encumber his interest in any benefits under this Plan, nor shall such benefits be subject to any legal process to levy upon or attach the same for payment of any claim against any such Account Owner.

(b)	QDRO Exception. Subsection (a) shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Domestic Relations Order unless such Domestic Relations Order is a QDRO, in which case the Plan shall make payment of benefits in accordance with the applicable requirements of any such QDRO.

(c)	QDRO Requirements. In order to be a QDRO, the Domestic Relations Order must satisfy the requirements of Code §414(p) and ERISA §206(d)(3). In particular, the Domestic Relations Order: (i) must specify the name and the last known mailing address of the Participant; (ii) must specify the name and mailing address of each Alternate Payee covered by the order; (iii) must specify either the amount or percentage of the Participant’s benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined; (iv) must specify the number of payments or period to which such order applies; (v) must specify each plan to which such order

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applies; (vi) may not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, subject to the provisions of subsection (f); (vii) may not require the Plan to provide increased benefits (determined on the basis of actuarial value); and (viii) may not require the payment of benefits to an Alternate Payee if such benefits have already been designated to be paid to another Alternate Payee under another order previously determined to be a QDRO.

(d)	QDRO Payment Rules. In the case of any payment before an Employee has separated from service, a Domestic Relations Order shall not be treated as failing to meet the requirements of subsection (c) solely because such order requires that payment of benefits be made to an Alternate Payee (i) on or after the dates specified in subsection (f), (ii) as if the Employee had retired on the date on which such payment is to begin under such order (but taking into account only the Account balance on such date), and (iii) in any form in which such benefits may be paid under the Plan to the Employee. For purposes of this subsection, the Account balance as of the date specified in the QDRO shall be the vested portion of the Employee’s Account on such date.

(e)	QDRO Review Procedures and Suspension of Benefits. The Committee shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders and to administer distributions under QDROs. Such procedures shall be in writing and shall permit an Alternate Payee to designate a representative to receive copies of notices. The Committee may temporarily suspend distributions and withdrawals from the Participant’s Accounts, except to the extent necessary to make the required minimum distributions under Code §401(a)(9), when the Committee receives a Domestic Relations Order or a draft of such an order that affects the Participant’s Accounts or when one or the following individuals informs the Committee, orally or in writing, that a QDRO is in process or may be in process: the Participant, a prospective Alternate Payee, or counsel for the Participant or a prospective Alternate Payee. The Committee shall promulgate reasonable and non-discriminatory rules regarding such suspensions, including but not limited to how long such suspensions remain in effect. The procedures may allow the Participant to receive such distributions and withdrawals from the Plan, subject to the rules of Article VI, as are consented to in writing by all prospective Alternate Payees identified in the Domestic Relations Order or, in the absence of a Domestic Relations Order, as are consented to in writing by the prospective Alternate Payee(s) who informed the Committee that a QDRO was in process or may be in process. When the Committee receives a Domestic Relations Order it shall promptly notify the Participant and each Alternate Payee of such receipt and provide them with copies of the Plan’s procedures for determining the qualified status of the order. Within a reasonable period after receipt of a Domestic Relations Order, the Committee shall determine whether such order is a QDRO and notify the Participant and each Alternate Payee of such determination. During any period in which the issue of whether a Domestic Relations Order is a QDRO is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), the Committee shall separately account for the amounts payable to the Alternate Payee if the order is determined to be a QDRO. If the order (or modification thereof) is determined to be a QDRO within 18 months after the date the first payment would have been required by such order, the Committee shall pay the amounts separately accounted for (plus any interest thereon) to the individual(s) entitled thereto. However, if the Committee determines that the order is not a QDRO, or if the issue as to whether such order is a QDRO has not been resolved within 18 months after the date of the first payment would have been required by such order, then the Committee shall pay the amounts separately accounted for (plus any interest thereon) to the individual(s) who would have been entitled to such amounts if there had been no order. Any determination that an order is a QDRO that is made after the close of the 18-month period shall be applied prospectively only. If the Plan’s fiduciaries act in accordance with fiduciary provision of ERISA in treating a Domestic Relations Order as being (or not being) a QDRO or in taking action in accordance with this subsection, then the Plan’s obligation to the Participant and each Alternate Payee shall be discharged to the extent of any payment made pursuant to the acts of such fiduciaries.

(f)	Rights of Alternate Payee. The Alternate Payee shall have the following rights under the Plan:
(i)	Small Accounts. If the value of the nonforfeitable portion of an Alternate Payee’s Account is $5,000 or less, the Alternate Payee shall receive a single payment of the distributable amount as soon as practicable, provided that the value is $5,000 or less when the distribution is processed.

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The Committee may elect to check the value of the Alternate Payee’s Account on an occasional (rather than a daily) basis, to determine whether this paragraph applies.
(ii)	Single Payment or Annuity. This paragraph applies only if paragraph (i) does not apply. The only form of payment available to an Alternate Payee who is not the Spouse or former Spouse of the Participant is a single payment of the distributable amount (measured at the time the payment is processed). An Alternate Payee who is the Spouse or former Spouse of the Participant may choose between a single payment of the distributable amount or an annuity. If the Alternate Payee is awarded more than the distributable amount, the Alternate Payee shall initially receive a distribution of the distributable amount, with additional distributions made as soon as administratively convenient after more of the amount awarded to the Alternate Payee becomes distributable.

(iii)	Timing of Distribution. This paragraph applies only if paragraph (i) does not apply. Subject to the limits imposed by this paragraph, the Alternate Payee may choose (or the QDRO may specify) the date of the distribution. The distribution to the Alternate Payee may occur at any time after the Committee determines that the Domestic Relations Order is a QDRO and before the Participant’s Required Beginning Date (unless the order is determined to be a QDRO after the Participant’s Required Beginning Date, in which case the distribution to the Alternate Payee shall be made as soon as administratively practicable after the order is determined to be a QDRO).

(iv)	Death of Alternate Payee. The Alternate Payee may designate one or more beneficiaries, as specified in section 6.1. When the Alternate Payee dies, the Alternate Payee’s beneficiary shall receive a complete distribution of the distributable amount in a single payment as soon as administratively convenient.

(v)	Investing. An Alternate Payee may direct the investment of his Account pursuant to section 8.3.

(vi)	Claims. The Alternate Payee may bring claims against the Plan pursuant to section 12.2.
(g)	Exception for Misconduct towards the Plan. Subsection (a) shall not apply to any offset of a Participant’s benefits against an amount that the Participant is ordered or required to pay to the Plan if the following conditions are met.
(i)	The order or requirement to pay must arise (A) under a judgment of conviction for a crime involving the Plan, (B) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA, or (C) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA by a fiduciary or any other person.

(ii)	The judgment, order, decree, or settlement agreement must expressly provide for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits provided under the Plan.

(iii)	If the Participant is married at the time at which the offset is to be made, (A) either the Participant’s Spouse must have already waived his right to a QPSA and QJSA or the Participant’s Spouse must consent in writing to such offset with such consent witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Code §417(a)(2)(B)), or (B) the Participant’s Spouse is ordered or required in such judgment, order, decree, or settlement to pay an amount to the Plan in connection with a violation of part 4 of subtitle B of title I of ERISA, or (C) in such judgment, order, decree, or settlement, the Participant’s Spouse retains the right to receive a survivor annuity under a qualified joint and survivor annuity pursuant to Code §401(a)(11)(A)(i) and under a qualified preretirement survivor annuity provided pursuant to Code §401(a)(11)(A)(ii). The value of the Spouse’s survivor annuity in subparagraph (C) shall be determined as if the Participant terminated employment on the date of the offset, there was no offset, the Plan permitted commencement of

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benefits only on or after Normal Retirement Age, the Plan provided only the “minimum-required qualified joint and survivor annuity,” and the amount of the qualified preretirement survivor annuity under the Plan is equal to the amount of the survivor annuity payable under the “minimum-required qualified joint and survivor annuity.” For purposes of this paragraph only, the “minimum-required qualified joint and survivor annuity” is the qualified joint and survivor annuity which is the actuarial equivalent of the Participant’s accrued benefit (within the meaning of Code §411(a)(7)) and under which the survivor annuity is 50% of the amount of the annuity which is payable during the joint lives of the Participant and his Spouse.
The Committee may temporarily suspend distributions and withdrawals from a Participant’s Account, except to the extent necessary to make the required minimum distributions under Code §401(a)(9), when the Committee has reason to believe that the Plan may be entitled to an offset of the Participant’s benefits described in this subsection. The Committee shall promulgate reasonable and non-discriminatory rules regarding such suspensions, including but not limited to how long such suspensions remain in effect.

(h)	Exception for Federal Liens. Subsection (a) shall not apply to the enforcement of a federal tax levy made pursuant to Code §6331, the collection by the United States on a judgment resulting from an unpaid tax assessment, or any debt or obligation that is permitted to be collected from the Plan under federal law (such as the Federal Debt Collection Procedures Act of 1977). The Committee may temporarily suspend distributions and withdrawals from an Account, except to the extent necessary to make the required minimum distributions under Code §401(a)(9), when the Committee has reason to believe that such a federal tax levy or other obligation has or will be received. The Committee shall promulgate reasonable and non-discriminatory rules regarding such suspensions, including but not limited to how long such suspensions remain in effect.
12.10	Payments Due Minors or Incapacitated Individuals.

If any individual entitled to payment under the Plan is a minor, the Committee shall cause the payment to be made to the custodian or representative who, under the state law of the minor’s domicile, is authorized to receive funds on behalf of the minor. If any individual entitled to payment under this Plan has been legally adjudicated to be mentally incompetent or incapacitated, the Committee shall cause the payment to be made to the custodian or representative who, under the state law of the incapacitated individual’s domicile, is authorized to receive funds on behalf of the incapacitated individual. Payments made pursuant to such power shall operate as a complete discharge of the Trust Fund, the Trustee, and the Committee.

12.11	Uniformity of Application.

The provisions of this Plan shall be applied in a uniform and non-discriminatory manner in accordance with rules adopted by the Committee, which rules shall be systematically followed and consistently applied so that all individuals similarly situated shall be treated alike.

12.12	Disposition of Unclaimed Payments.

Each Participant, Alternate Payee, or beneficiary with an Account balance in this Plan must file with the Committee from time to time in writing his address, the address of each beneficiary (if applicable), and each change of address. Any communication, statement, or notice addressed to such individual at the last address filed with the Committee (or if no address is filed with the Committee then at the last address as shown on the Company’s records) will be binding on such individual for all purposes of the Plan. Neither the Committee nor the Trustee shall be required to search for or locate any missing individual. If the Committee notifies an individual that he is entitled to a distribution and also notifies him that a failure to respond may result in a forfeiture of benefits, and the individual fails to claim his benefits under the Plan or make his address known to the Committee within a reasonable period of time after the notification, then the benefits under the Plan of such individual shall be forfeited. Any amount forfeited pursuant to this section shall be allocated pursuant to subsection 5.4(d). If the individual should later make a claim for this forfeited amount, the Company shall, if the Plan is still in existence, make a special contribution to the Plan equal to the forfeiture, and such amount shall be distributed to the individual; if the Plan is not then in existence, the Company shall pay the amount of the forfeiture to the individual.

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12.13	Applicable Law.

This Plan shall be construed and regulated by ERISA, the Code, and, unless otherwise specified herein and to the extent applicable, the laws of the State of Texas, excluding any conflicts-of-law provisions.
ARTICLE XIII Uniformed Services Employment and Reemployment Rights Act of 1994
13.1	General.
(a)	Scope. The Uniformed Services Employment and Reemployment Rights Act of 1994 (the “USERRA”), which is codified at 38 USCA §§4301-4318, confers certain rights on individuals who leave civilian employment to perform certain services in the Armed Forces, the National Guard, the commissioned corps of the Public Health Service, or in any other category designated by the President of the United States in time of war or emergency (collectively, the “Uniformed Services”). An Employee who joins the Uniformed Services shall be referred to as a “Serviceman” in this Article. This Article shall be interpreted to provide such individuals with all the benefits required by the USERRA but no greater benefits than those required by the USERRA. This Article shall supersede any contrary provisions in the remainder of the Plan.

(b)	Rights of Servicemen. When a Serviceman leaves the Uniformed Services, he may have reemployment rights with the Company or Affiliated Entities, depending on many factors, including the length of his stay in the Uniformed Services and the type of discharge he received. When this Article speaks of the date a Serviceman’s potential USERRA reemployment rights expire, it means the date on which the Serviceman fails to qualify for reemployment rights (if, for example, he is dishonorably discharged, or remains in the Uniformed Services for more than 5 years) or, if the Serviceman obtains reemployment rights, the date his reemployment rights lapse because the Serviceman failed to timely exercise those rights.
13.2	While a Serviceman.

In general, a Serviceman shall be treated as an Employee while he continues to receive wages from the Company or an Affiliated Entity, and once the Serviceman’s wages from the Company or Affiliated Entity cease, the Serviceman shall be treated as if he were on an approved, unpaid leave of absence.
(a)	Company Contributions. Wages paid by the Company to a Serviceman shall be included in his Compensation as if the Serviceman were an Employee. If the Employee was a Covered Employee when he became a Serviceman and his wages continue through the last day of a Plan Year, then (i) the Serviceman shall be treated as an “eligible Participant” under subsection 3.1(a) for that Plan Year (and shall therefore receive an allocation of Company Mandatory Contributions); and (ii) he shall be treated as an Employee under subsection 11.4(a) (and, if he is a Non-Key Employee, he shall therefore receive any minimum required allocation if the Plan is top-heavy).

(b)	Investments. If the Serviceman has an account balance in the Plan, he is an Account Owner and may therefore direct the investment of his Accounts pursuant to section 8.3.

(c)	Distributions and Withdrawals. For purposes of Article VI (relating to distributions), the Serviceman shall be treated as an Employee until the day on which his potential USERRA reemployment rights expire. See section 13.3 once his potential USERRA rights expire.

(d)	QDROs. QDROs shall be processed while the Participant is a Serviceman. The Committee has the discretion to establish special procedures under subsection 12.9(e) for Servicemen, by, for example, extending the usual deadlines to accommodate any practical difficulties encountered by the Serviceman that are attributable to his service in the Uniformed Services.
13.3	Expiration of USERRA Reemployment Rights.
(a)	Consequences. If a Serviceman is not reemployed before his potential USERRA reemployment rights expire, the Committee shall determine his Termination from Service Date by treating his service in the Uniformed Services as an approved leave of absence but treating the expiration of his potential USERRA reemployment rights as the failure to timely return from his leave of absence, with the consequence that his Termination from Service Date will generally be the earlier of the date his

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potential USERRA rights expired or one year after the date he joined the Uniformed Services. Once his Termination from Service Date has been determined, the Committee shall determine his vested percentage. For purposes of Article VI (relating to distributions), the day the Serviceman’s potential USERRA reemployment rights expired shall be treated as the day he terminated employment with the Company and Affiliated Entities. For purposes of subsection 5.2(c) (relating to the timing of forfeitures), the Serviceman’s last day of employment shall be the day his potential USERRA reemployment rights expired.

(b)	Rehire after Expiration of Reemployment Rights. If the Company or an Affiliated Company hires a former Serviceman after his potential USERRA reemployment rights have expired, he shall be treated like any other former employee who is rehired.
13.4	Return From Uniformed Service.

This section applies solely to a Serviceman who returns to employment with the Company or an Affiliated Entity because he exercised his reemployment rights under the USERRA.
(a)	Credit for Service. A Serviceman’s length of time in the Uniformed Services shall be treated as service with the Company for purposes of vesting and determining his eligibility to participate in the Plan upon reemployment.

(b)	Participation. If the Serviceman satisfies the eligibility requirements of section 2.1 before his reemployment, and he is a Covered Employee upon his reemployment, he may participate in the Plan immediately upon his return.

(c)	Make-Up Company Mandatory Contribution. The Company shall contribute an additional contribution to a Serviceman’s Account equal to the Company Mandatory Contribution (including any forfeitures treated as Company Mandatory Contributions) that would have been allocated to such Account if the Serviceman had remained employed during his time in the Uniformed Services, and had earned his Deemed Compensation during that time. See subsection (e) for guidance on applying the various limits contained in the Code to the calculation of the additional mandatory contribution.

(d)	Make-Up Miscellaneous Contributions. The Company shall contribute to the Serviceman’s Accounts any top-heavy minimum contribution he would have received pursuant to section 11.4, (including any forfeitures treated as top-heavy minimum contributions) if he had remained employed during his time in the Uniformed Services, and had earned Deemed Compensation during that time. See subsection (e) for guidance on applying the various limits contained in the Code to the calculation of the top-heavy minimum contribution.

(e)	Application of Limitations.
(i)	The make-up contributions under subsections (c) and (d) (the “Make-Up Contributions”) shall be ignored for purposes of determining the Company’s maximum contribution under subsection 3.1(c), the limits on Annual Additions under section 3.4, the non-discrimination requirements of Code §401(a)(4), and (if the Serviceman is a Key Employee) calculating the minimum required top-heavy contribution under section 11.4.

(ii)	In order to determine the maximum Make-Up Contributions, the following limitations shall apply.
(A)	The Serviceman’s “Aggregate Compensation” for each year shall be calculated. His Aggregate Compensation shall be equal to his actual Compensation, plus his Deemed Compensation that would have been paid during that year. Each type of Aggregate Compensation (for benefit purposes, for purposes of determining whether the Serviceman is a Highly Compensated Employee, etc.) shall be determined separately.

(B)	The Serviceman’s Aggregate Compensation each Plan Year shall be limited to the dollar limit in effect for that Plan Year under Code §401(a)(17), for the purposes and in the manner specified in subsection 1.11(d).

(C)	The limits of subsection 3.1(c) (relating to the maximum contribution by the Company to the Plan) for each Plan Year shall be calculated by using the Serviceman’s Aggregate

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Compensation for that Plan Year, and by treating the Make-Up Contributions that are attributable to that Plan Year’s Deemed Compensation as having been made during that Plan Year.

(D)	The limits of section 3.4 (relating to the maximum Annual Additions to a Participant’s Accounts) shall be calculated for each Limitation Year by using the Serviceman’s Aggregate Compensation for that Limitation Year, and by treating as Annual Additions all the Make-Up Contributions that are attributable to that Limitation Year’s Deemed Compensation.
(f)	Deemed Compensation. A Serviceman’s Deemed Compensation is the Compensation that he would have received (including raises) had he remained employed by the Company or Affiliated Entity during his time in the Uniformed Services, unless it is not reasonably certain what his Compensation would have been, in which case his Deemed Compensation shall be based on his average rate of compensation during the 12 months (or, if shorter, his period of employment with the Company and Affiliated Entities) immediately before he entered the Uniformed Services. A Serviceman’s Deemed Compensation shall be reduced by any Compensation actually paid to him during his time in the Uniformed Services (such as vacation pay). Deemed Compensation shall cease when the Serviceman’s potential USERRA reemployment rights expire. Each type of Deemed Compensation (for benefit purposes, for purposes of determining if the Serviceman is a Highly Compensated Employee, etc.) shall be determined separately.

APACHE CORPORATION
Date: 2/1/2008	By:	/s/ Margery M. Harris
Title: Vice President — Human Resources

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APPENDIX A
Participating Companies
The following Affiliated Entities were actively participating in the Plan as of the following dates:

	Participation	Participation
Business	Began As Of	Ended As Of
Apache International, Inc.	January 1, 1997	N/A
Apache Canada Ltd.	January 1, 1997	N/A
— END OF APPENDIX A —

A-1	Document prepared December 4, 2007

APPENDIX B
DEKALB Energy Company / Apache Canada Ltd.
Introduction
Through a merger effective as of May 17, 1995, Apache then held 100% of the stock of DEKALB Energy Company (which has been renamed Apache Canada Ltd.).
Capitalized terms in this Appendix have the same meanings as those given to them in the Plan. The regular terms of the Plan shall apply to the employees of Apache Canada Ltd., except as provided below.
Eligibility to Participate
Notwithstanding the definition of “Covered Employee,” an employee of Apache Canada Ltd. shall be a Covered Employee only if (1) he is either a U.S. citizen or a U.S. resident, and (2) he was employed by Apache or another Company immediately before becoming an employee of Apache Canada Ltd.
Compensation
If the payroll of the Apache Canada Ltd. employee is handled in the United States, then the definitions of Compensation in section 1.11 apply. To the extent that the payroll of the Apache Canada Ltd. employee is handled outside of the United States, section 1.11 shall apply except that paragraph 1.11(a)(i) shall be replaced by:
(i)	Items Included. For purposes of determining the limitation on Annual Additions under section 3.4, Compensation means the items specified in the safe-harbor definition in Treasury Regulation §1.415(c)-2(d)(2).
— END OF APPENDIX B —

B-1	Document prepared December 4, 2007

APPENDIX C
Corporate Transactions
Over the years, the Company has engaged in numerous corporate transactions, both acquisitions and sales. This Appendix contains any special service-crediting provisions that apply to employees affected by the corporate transaction (both those who are hired by the Company and those whose employment is terminated).
Sales
The following Participants are fully vested in their Accounts in this Plan, on the following dates:
[none, as of January 1, 2006]
Acquisitions
A Period of Service for vesting purposes for a New Employee (listed below) shall be determined by treating all periods of employment with the Former Employer Controlled Group as periods of employment with Apache. The “Former Employer Controlled Group” means the Former Employer (listed below), its predecessor company/ies, and any business while such business was treated as a single employer with the Former Employer or predecessor company pursuant to Code §414(b), §414(c), §414(m), or §414(o).
The following individuals are “New Employees” and the following companies are “Former Employers”:

Former Employer	New Employees
Crescendo Resources, L.P. (“Crescendo”)	All individuals hired from April 30, 2000 through June 1, 2000 from Crescendo and related companies in connection with an April 30, 2000 asset acquisition from Crescendo.

Collins & Ware (“C&W”) and Longhorn Disposal, Inc. (“Longhorn”)	All individuals hired from C&W, Longhorn, and related companies in connection with a May 23, 2000 asset acquisition from C&W and Longhorn.

Occidental Petroleum Corporation (“Oxy”)	All individuals hired from Oxy and related companies in connection with an August 2000 asset acquisition from an Oxy subsidiary.

Private company (“Private”)	All individuals hired in January 2003 from Private and related companies in connection with an asset acquisition of certain property in Louisiana effective as of December 1, 2002.
—END OF APPENDIX C—

C-1	Document prepared December 4, 2007